                                                                    Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                       )
                             ) Case No. 04-67597
INTERMET CORPORATION et al., ) Chapter 11
                             ) (Jointly Administered)
                             )
   Debtors.                  ) Honorable Marci B. McIvor

                    DEBTORS' AMENDED PLANS OF REORGANIZATION

                                        Foley & Lardner LLP
                                        Judy A. O'Neill (P32142)
                                        Daljit S. Doogal (P57181)
                                        David G. Dragich (P63234)
                                        500 Woodward Avenue; Suite 2700
                                        Detroit, Michigan 48226

Dated: August 12, 2005

                                        Counsel for Debtors and
                                        Debtors-in-Possession

                              INTRODUCTION TO PLAN

     The above-captioned debtors and debtors-in-possession, Intermet Corporation ("Intermet"), Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc. (each, including Intermet, a "Debtor" and collectively, the "Debtors"), jointly propose the following plans of reorganization, (each a separate plan for the applicable Debtor and collectively, the "Plan") pursuant to Chapter 11 of the Bankruptcy Code.(1)

     Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Holder of a Claim until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims. ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

     The Plan contemplates that each of the Debtors will be reorganized entities after consummation of the Plan.(2) These reorganization Cases have been consolidated for procedural purposes only and are jointly administered pursuant to an order of the Bankruptcy Court. The Distributions to be made to Holders of Claims, in each of the Classes of Claims and Equity Interests for each Debtor, are set forth in Article 3 herein.

     THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED HEREIN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED HEREIN, THE CLASSIFICATIONS OF CLAIMS AND EQUITY INTERESTS SET FORTH BELOW SHALL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

----------
(1)  Capitalized terms used herein shall have the meaning ascribed to them in
     Article I of the Plan. This Plan amends and restates the Plan filed on August 5, 2005.

(2) As noted in the Disclosure Statement, the liquidation of substantially all of the Assets of certain of the Debtors after the Effective Date is contemplated.


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                                    ARTICLE 1
                                   DEFINITIONS

     The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan, but that is defined in the Disclosure Statement, the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning set forth in the Disclosure Statement, the Bankruptcy Code or the Bankruptcy Rules.

     1.01 AD HOC COMMITTEE. The unofficial Trade Claims Committee formed by certain trade Creditors of the Debtors in April 2005.

     1.02 ADMINISTRATIVE CLAIMS. The collective reference to all Claims for post-Petition Date costs and expenses of administration of these Cases with priority under Section 507(a)(1), 503(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, (b) any indebtedness or obligations entitled to such priority under the Bankruptcy Code, including Professional Fees, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code (unless such Claims are incurred in the ordinary course of the Debtors' businesses), and (c) all fees and charges assessed against the Estates under Section 1930, Chapter 123 of Title 28, United States Code.

     1.03 ADMINISTRATIVE CLAIM BAR DATE. The date by which all applications for treatment of a Claim as an Allowed Administrative Claim, other than Professional Fees, must be filed with the Bankruptcy Court and which date shall be, unless subject to an assumed Executory Contract which shall be afforded the treatment under Article 8 of the Plan, the 60th day after the Effective Date for Professional Fees and the 30th day after the Confirmation Date for all other Administrative Claims other than for goods and services provided to the Debtors during the Cases in the ordinary course of business.

     1.04 AFFILIATE. This term shall have the meaning assigned to it in Section 101(2) of the Bankruptcy Code.

     1.05 ALLOWANCE DATE. The date a Claim becomes an Allowed Claim.

     1.06 ALLOWED. With respect to any Claim against a Debtor to the extent that
(i) such Claim has not been withdrawn, paid in full, or otherwise deemed satisfied in full, (ii) a Proof of Claim or Interest was filed on or before the Claims Filing Bar Date, Supplemental Bar Date or the Administrative Claim Bar Date, as applicable (or, if not filed by such date, a Proof of Claim was filed with leave of the Bankruptcy Court, after notice and a hearing and entry of a Final Order) or was deemed timely filed or, if no Proof of Claim or Interests so filed, which Claim or Interest, as of the Confirmation Date, is listed by the Debtors in their Schedules as liquidated in amount, not disputed, and not contingent, and (iii) no objection to the allowance of such Claim or action to subordinate, avoid, reclassify, classify, exchange, estimate, disallow or otherwise limit recovery with respect thereto has been filed or interposed on or before the Claims Objection Deadline or such an objection or action having been so interposed, to the extent that such Claim


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is allowed by a Final Order; provided, however, that notwithstanding anything to the contrary contained herein, any Claim or Equity Interest specifically deemed allowed or disallowed in the Plan shall be, or not be (as the case may be), an Allowed Claim or Allowed Equity Interest to the extent so specifically provided in the Plan. Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in the Plan with respect to any particular Claim, an "Allowed Claim" or "Allowed Equity Interest" shall not include, except as provided in the Plan with respect to any Allowed Secured Claim (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

     1.07 ALLOWED ADMINISTRATIVE CLAIM. Any Administrative Claim that is an Allowed Claim; provided, however, that, unless an extension of time is granted in writing by the appropriate Debtor, a Holder of any Administrative Claim arising prior to the Confirmation Date, other than for goods or services provided to the Debtors during the Cases in the ordinary course of business, and unless subject to an assumed Executory Contract as described in Article 1.02, must file a request for payment on or before the Administrative Claim Bar Date in order to have such Administrative Claim eligible to be considered an Allowed Administrative Claim.

     1.08 ALLOWED PRIORITY CLAIM. Any Priority Claim that is an Allowed Claim.

     1.09 ALLOWED REJECTION CLAIM. Any Rejection Claim that is an Allowed Claim.

     1.10 ALLOWED SECURED CLAIM. Any Secured Claim that is an Allowed Claim.

     1.11 ALLOWED TAX CLAIM. Any Tax Claim that is an Allowed Claim.

     1.12 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws (or other similar documents) of the Reorganized Debtors, which shall be in substantially the forms attached hereto as Exhibit G, and in the event of satisfaction of the Liquidating Plan Condition, in the form of Exhibit H as to Wagner Castings. The Articles of Incorporation and Bylaws as to all other Debtors shall be amended and restated, as provided in the Plan, but will remain subject to the laws of the jurisdictions in which such Debtors were incorporated or formed prior to the Effective Date, subject to the modifications otherwise provided for in the Plan which Articles of Incorporation and Bylaws (or other similar documents) and the Certificate of Incorporation described in Article
6.01 of this Plan, shall be in form and substance satisfactory to the Initial Committed Purchasers and which shall be effective on the Effective Date. Exhibits G and H shall be filed with the Bankruptcy Court fifteen (15) days prior to the Voting Deadline.

     1.13 ASSETS. All of the right, title, and interest of the Debtors in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Debtors' Estates within the purview of
Section 541 of the Bankruptcy Code, including without limitation, any and all claims, Causes of Action, or rights of the Debtors under federal or state law.

     1.14 AVOIDANCE ACTIONS. All Causes of Action the Debtors may assert under Chapter 5 of the Bankruptcy Code, whether or not Causes of Action are commenced to prosecute such Avoidance Actions. A non-exclusive list of potential Avoidance Actions is attached as Exhibit I to the Plan.


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     1.15 BALLOT. Each of the ballot forms that are distributed with the
Disclosure Statement to Holders of Claims included in Classes that are Impaired under the Plan and entitled to vote under Article 5 of the Plan to accept or reject the Plan and make any other applicable elections or agreements pursuant to the Plan.

     1.16 BANKRUPTCY CODE. Title 11 of the United States Code, as amended from time to time, and made applicable to these Cases.

     1.17 BANKRUPTCY COURT. The United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, or any other court of competent jurisdiction exercising jurisdiction over these Cases.

     1.18 BANKRUPTCY RULES. The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to these Cases and the local rules of the Bankruptcy Court as amended from time to time and made applicable to these Cases.

     1.19 BOARD OF INTERMET. The board of directors or other similar governing body of Intermet and the other Debtors.

     1.20 BOARD OF REORGANIZED INTERMET. The board of directors or similar governing body of Reorganized Intermet and the other Reorganized Debtors.

     1.21 BUSINESS DAY. A day other than a Saturday, Sunday, "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in Detroit, Michigan are authorized or required by law to close.

     1.22 CASE OR CASES. Each of the Cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court, styled and jointly administered under the case caption In re Intermet Corporation, et al., and bearing case number 04-67597.

     1.23 CASH. Legal tender of the United States of America payable, in the case of a Distribution, as set forth in Article 7.06, or payable in immediately available funds, such as a wire transfer, bank or cashier's check.

     1.24 CASH-OUT AMOUNT. With respect to a Holder of a General Unsecured Claim, Cash equal to such Holder's Pro Rata portion of the New Common Stock allocated to a particular Debtor multiplied by $10.00 per share.

     1.25 CASH-OUT PURCHASE AGREEMENT. The agreement attached hereto as Exhibit D by and among the Debtors and the Initial Committed Purchasers pursuant to which the Initial Committed Purchasers shall purchase the Cash-Out Shares at a purchase price of $10.00 per share.

     1.26 CASH-OUT SHARES. The shares of New Common Stock that otherwise would have been distributed to Holders of General Unsecured Claims that receive the Cash-Out Amount in


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exchange for their Claims, and, if necessary the Inducement Cash-Out Shares and the Convenience Cash-Out Shares.

     1.27 CAUSES OF ACTION. Any and all actions, proceedings, causes of action, suits, accounts, controversies, promises to pay, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise by, on behalf of or in the name of any of the Debtors against any Person which exists on or before the Effective Date, including, without limitation, the Avoidance Actions. Causes of Action shall include, but shall not be limited to, all claims and causes of action described in the Disclosure Statement, the Schedules, and Exhibit J to the Plan.

     1.28 CLAIM. A claim means a claim against any one of the Debtors as defined in section 101(5) of the Bankruptcy Code.

     1.29 CLAIMS FILING BAR DATE. February 7, 2005, the deadline by which certain Creditors were obligated to file Proofs of Claim.

     1.30 CLAIMS OBJECTION DEADLINE. The date which is 180 days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court.

     1.31 CLASS. A category as to each Debtor, designated herein, of Claims or Equity Interests as specified in Article 2 of the Plan.

     1.32 CONFIRMATION. The entry of the Confirmation Order by the Bankruptcy Court on the docket of the Bankruptcy Court.

     1.33 CONFIRMATION DATE. The date upon which the Confirmation Order is entered on the docket of the Bankruptcy Court.

     1.34 CONFIRMATION HEARING DATE. The date or dates of the hearing on Confirmation of the Plan, as may be continued from time to time.

     1.35 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

     1.36 CONSENTING PRE-PETITION LENDERS. Any of the Pre-Petition Lenders who fail to object to the releases set forth in Article 10.05 of the Plan on or before the deadline set for objections to the Plan, to the extent such release is binding on it.

     1.37 CONSENTING DIP LENDERS. Any of the DIP Lenders who fail to object to the releases set forth in Article 10.05 of the Plan on or before the deadline set for objections to the Plan, to the extent such release is binding on it.

     1.38 CONSIGNMENT CLAIMS. The Claims described in Article 3.08 of the Plan.


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     1.39 CONVENIENCE CASH AMOUNT. Cash in the amount equal to the Pro Rata share of the Convenience Cash Pool for such Debtor in Exhibit B to the Plan (which amount may be augmented by proceeds from Convenience Cash-Out Shares).

     1.40 CONVENIENCE CASH POOL. For each Debtor, the amount of Cash allocated under the Plan, as set forth for each Debtor in Exhibit B to the Plan, plus any proceeds from the Cash-Out Purchase Agreement attributable to the Convenience Cash-Out Shares.

     1.41 CONVENIENCE CASH-OUT SHARES. Shares of New Common Stock issued to the Initial Committed Purchasers pursuant to the Cash-Out Purchase Agreement to fund necessary Cash to pay Noteholders making the Convenience Cash Election.

     1.42 CONVENIENCE CLASS ELECTION. An election on its Ballot by a Holder of a General Unsecured Claim in an amount greater than $125,000 to reduce the aggregate amount of its General Unsecured Claim to such amount or if such General Unsecured Claim is equal to or less than $125,000 and in either case, to
(i) be treated as an Unsecured Convenience Claim; (ii) agree to seek recovery exclusively from the Debtor that is the primary obligor according to the Debtors' books and records with respect to its General Unsecured Claim; (iii) waive its right to seek recovery from any additional Debtor against whom it has a Claim as an obligor for such Claim; and (iv) vote in favor of the Plan.

     1.43 CREDITOR. With respect to any Debtor, a Person defined as a "creditor" in Section 101(10) of the Bankruptcy Code.

     1.44 CREDITORS' COMMITTEE. The official committee of unsecured Creditors appointed in these Cases pursuant to Section 1102(a) of the Bankruptcy Code.

     1.45 CURE. With respect to the assumption of an Executory Contract pursuant to Section 365(b) of the Bankruptcy Code: (a) the Distribution of Cash, or the Distribution of such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest or penalty, or such other amount as may be agreed upon by the parties under an Executory Contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law, or (b) the taking of such other actions as may be agreed upon by the parties or ordered by the Bankruptcy Court.

     1.46 DEBTOR(S). Any, or a collective reference to all, of Intermet Corporation, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc.

     1.47 DIP AGENTS. The Bank Of Nova Scotia, as administrative agent for the DIP Lenders and as a lead DIP Lender, and Deutsche Bank Trust Company Americas, as collateral agent and co-agent for the DIP Lenders, and as a lead DIP Lender.


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     1.48 DIP FACILITY. That certain Debtor-In-Possession Revolving Credit
Agreement dated as of October 22, 2004, as amended, restated, supplemented or otherwise modified from time to time, and all documents executed in connection therewith, among the Debtors, the DIP Agents, and the DIP Lenders.

     1.49 DIP FACILITY CLAIM. All Claims of the DIP Agents and the DIP Lenders arising under or pursuant to the DIP Facility, including, without limitation, principal and interest on the DIP Facility, plus all reasonable fees and expenses arising under the DIP Facility.

     1.50 DIP FINANCING ORDER. The Final Order entered by the Bankruptcy Court on November 5, 2004, Pursuant To Bankruptcy Code Sections 105, 361, 363, 364, 503 And 507: (A) Authorizing Debtors-In-Possession To (i) Obtain Senior And Junior Secured Post-Petition Financing And (ii) Utilize Cash Collateral, (B) Granting Superpriority Claims To Post-Petition Lenders And (C) Granting Adequate Protection To Pre-Petition Lenders.

     1.51 DIP LENDERS. The lenders who are parties to the DIP Credit Agreement.

     1.52 DISBURSING AGENT. The Reorganized Debtors or any Person designated by the Reorganized Debtors to serve as a disbursing agent under Article 7 of the Plan.

     1.53 DISCLOSURE STATEMENT. The Amended Disclosure Statement of the Debtors filed with the Bankruptcy Court on August 12, 2005 that relates to and accompanies the Plan, as it may be supplemented, amended, or modified from time to time and that was prepared and distributed, and was approved by the Bankruptcy Court, in accordance with Section 1125 of the Bankruptcy Code. The Restructuring Commitment Letter requires such amendments to be made with the consent of the Initial Committed Purchasers, which consent shall not be unreasonably withheld.

     1.54 DISPUTED CLAIM. A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn or has not been overruled, denied or resolved by a Final Order. A Claim shall not be considered a Disputed Claim for purposes of voting, as applicable, to the extent it has been Temporarily Allowed for such purpose.

     1.55 DISTRIBUTIONS. The distributions to be made in accordance with the Plan, as the case may be: (a) Cash, (b) shares of New Common Stock, (c) Rights, and (d) any other distributions to Holders of Claims under the terms and provisions of the Plan.

     1.56 DISTRIBUTION RECORD DATE. The date specified in the Confirmation Order as the Distribution Record Date. If no such date is specified in the Confirmation Order, then the Distribution Record Date shall be the Confirmation Date.

     1.57 EFFECTIVE DATE. The first Business Day: (a) on which no stay of the Confirmation Order is in effect; and (b) on which all conditions in Article 9 of the Plan have been satisfied or have been waived in accordance with the Plan.

     1.58 EFFECTIVE DATE EXECUTIVE OFFICERS. The executive officers of Intermet that have entered into Employment Agreements.


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     1.59 EMPLOYMENT AGREEMENTS. The employment agreements proposed to be entered into by the Effective Date Officers.

     1.60 EQUITY COMMITTEE. The official committee of equity security holders of the Debtors appointed in these Cases pursuant to Section 1102(a) of the Bankruptcy Code.

     1.61 EQUITY INTEREST. Any equity security, as that term is defined in section 101(16) of the Bankruptcy Code, of a Debtor as such equity security exists immediately prior to the Effective Date, only to the extent that such equity security is an Equity Interest and the Equity Interest has not been paid, released, or otherwise settled prior to the Effective Date, including any rights to any dividends or distributions as a result of such ownership, and any option, warrant, or right to acquire any such ownership interest.

     1.62 ESTATE. The estate of each Debtor in these Cases, created pursuant to
Section 541 of the Bankruptcy Code.

     1.63 EXECUTORY CONTRACT. Any executory contract or unexpired lease as of the Petition Date, subject to Section 365 of the Bankruptcy Code, between a Debtor and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.

     1.64 EXHIBIT. An exhibit annexed to either this Plan or to the Disclosure Statement.

     1.65 EXHIBIT FILING DATE. The date on which certain Exhibits to the Plan shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court. Exhibits G and H shall be filed fifteen (15) days prior to the Voting Deadline.

     1.66 EXISTING COMMON STOCK. Shares of common stock of Intermet or any of the Debtors that are authorized, issued and outstanding prior to the Effective Date.

     1.67 EXISTING PREFERRED STOCK. Shares of preferred stock of Ironton, authorized, issued, and outstanding prior to the Effective Date.

     1.68 EXIT FINANCING FACILITY. The exit financing facility obtained by the Reorganized Debtors, and described in Article 6.11 of the Plan.

     1.69 EXIT LENDERS. The lenders under the Exit Financing Facility.

     1.70 FINAL ORDER. An order or judgment entered by the Bankruptcy Court, which has not been reversed, vacated, or stayed, that may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable in accordance with Bankruptcy Rule 8002.

     1.71 GENERAL UNSECURED CASH POOL. The aggregate total amount of any Inducement Cash Pools and Convenience Cash Pools for all Debtors, which amount shall in not event be less than $12 million.


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     1.72 GENERAL UNSECURED CLAIMS. To the extent that such Claim has not been paid, released, or otherwise settled prior to the Effective Date, all Claims which are not Priority Claims, Pre-Petition Lender Claims, Secured Claims, Unsecured Convenience Claims, Equity Interests, Administrative Claims, Tax Claims, DIP Facility Claims, Workers' Compensation Claims (except as specified in Article 3.06 of the Plan), Pension Claims, Consignment Claims, and are not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court, including but not limited to the Noteholder Claims.

     1.73 GENERAL UNSECURED CREDITORS. Creditors holding General Unsecured
Claims.

     1.74 HOLDER. A holder of a Claim against or Equity Interest in a Debtor.

     1.75 IMPAIRED. With respect to any Claim or Equity Interest, such Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

     1.76 IMPAIRED EQUITY DEBTORS. Intermet Corporation and, in the event of satisfaction of the Liquidating Plan Condition, Wagner Castings and Wagner Havana shall also be Impaired Equity Debtors. Ironton is an Impaired Equity Debtor but only as to the Existing Preferred Stock of Ironton.

     1.77 IMPAIRED EQUITY INTERESTS. Equity Interests in the Impaired Equity Debtors.

     1.78 INDENTURE. That certain Indenture, dated as of June 13, 2002, by and among Intermet Corporation, as issuer, Lynchburg Foundry Company, Northern Castings Corporation, Ironton Iron, Inc., Intermet U.S. Holding, Inc., Columbus Foundry, L.P., SUDM, Inc., Alexander City Casting Company, Inc., Tool Products, Inc., Sudbury, Inc., Cast-Matic Corporation, Intermet Illinois, Inc. (formerly known as Frisby P.M.C., Incorporated), Wagner Castings Company, Wagner Havana, Inc., Diversified Diemakers, Inc., and Ganton Technologies, Inc., as guarantors, and the Indenture Trustee, as trustee.

     1.79 INDENTURE TRUSTEE. The U.S. Bank National Association as the trustee under the Indenture, the entity currently serving as indenture trustee under the Senior Notes, or any successor trustee appointed thereunder from time to time.

     1.80 INDENTURE TRUSTEE FEES. Reasonable fees and out-of-pocket expenses of the Indenture Trustee and its attorneys in connection with these Cases.

     1.81 INDUCEMENT CASH AMOUNT. Cash in the amount equal to the Pro Rata share of the Inducement Cash Pool for such Debtor in Exhibit B to the Plan (which amount may be augmented by proceeds from Inducement Cash-Out Shares).

     1.82 INDUCEMENT CASH ELECTION. An election by a Holder of a General Unsecured Claim to take the Inducement Cash Amount in lieu of the Plan Securities or the Cash-Out Amount pursuant to Articles 5.04, 5.06, and 5.07 of the Plan, and by which election a Holder of a General Unsecured Claim (i) agrees to prosecute its Claim(s) exclusively against the Debtor that is the primary obligor according to the Debtors' books and records, (ii) agrees to waive its rights to seek recovery from any other Debtor on account of such Claim(s), and
(iii) votes in favor of the Plan.


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     1.83 INDUCEMENT CASH-OUT SHARES. Shares of New Common Stock issued to the
Initial Committed Purchasers pursuant to the Cash-Out Purchase Agreement to fund necessary Cash to pay Noteholders making either the Inducement Cash Election or the Convenience Cash Election.

     1.84 INDUCEMENT CASH POOL. For each Debtor, the amount of Cash allocated under the Plan, as set forth for each Debtor in Exhibit B to the Plan, plus any proceeds from the Cash-Out Purchase Agreement attributable to the Inducement Cash-Out Shares.

     1.85 INITIAL COMMITTED PURCHASERS. R2 Investments, LDC and/or one or more of its related or associated entities and Stanfield Capital Partners LLC and/or one or more of its related or associated entities.

     1.86 INTERCOMPANY CLAIMS. Claims of a Debtor against another Debtor.

     1.87 IRONTON. Ironton Iron, Inc.

     1.88 KEY EMPLOYEES. Those persons who: (i) shall be employed by the Reorganized Debtors on the Effective Date; (ii) upon consummation of the Plan, shall be entitled to receive stay bonuses under the Key Employee Retention Plan; and (iii) are identified in Exhibit K to the Plan.

     1.89 KEY EMPLOYEE RETENTION PLAN (KERP). The Amended and Restated Employee Retention Plan effective September 20, 2004, and as amended and restated on December 8, 2004, and as approved by a Final Order of the Bankruptcy Court on December 22, 2004.

     1.90 KEY EMPLOYEE RIGHTS OFFERING. A rights offering in connection with which Reorganized Intermet shall offer to the Key Employees the right to purchase, on a Pro Rata basis (based upon any payments that may be due to Key Employees under the KERP), 181,249 shares of New Common Stock, in consideration of $10.00 per share, with the right to overscribe for the shares, but in no event shall the total number of shares exceed 181,249.

     1.91 LIEN. A charge against or interest in property to secure payment of a debt or performance of an obligation; provided, however, that a charge or interest that has been or may be avoided pursuant to an Avoidance Action shall not constitute a Lien.

     1.92 LIQUIDATING PLAN CONDITION. The failure of Classes 4 and 5 to accept the Plan for Wagner Castings, and confirmation of the Plan for Wagner Casting under Section 1129(b) of the Bankruptcy Code is not obtained, with respect to the treatment set forth in Articles 5.05 and 5.07 of the Plan or if the Bankruptcy Court does not grant the Wagner 1114 Motion (as defined in the Disclosure Statement) on or before Confirmation.

     1.93 MANAGEMENT INCENTIVE PLAN. A management plan that shall be implemented to reserve for designated members of senior management of the Reorganized Debtors Equity Interests (including, without limitation, restricted New Common Stock and/or options) in an amount up to 5.0% of the New Common Stock issued on the Effective Date. The Management Incentive Plan will contain terms and conditions that shall be determined by the Board of Reorganized Intermet.

     1.94 NEW COMMON STOCK. The new shares of common stock of Reorganized Intermet issued pursuant to Article 6.04 of this Plan.

     1.95 NOTEHOLDERS. Holders of the Senior Notes.

     1.96 NOTEHOLDER CLAIMS. The Claims held by the Noteholders (inclusive of principal, interest, and other fees and expenses under the Indenture, accrued as of the Petition Date) arising from the Indenture or the Senior Notes.

     1.97 PBGC. The Pension Benefit Guaranty Corporation.

     1.98 PENSION CLAIMS. All Claims of the PBGC and/or the Debtors' Pension Plans against any of the Debtors or Reorganized Debtors.

     1.99 PENSION PLANS. All defined benefit pension plans covered by the PBGC's termination insurance program and sponsored by a Debtor.

     1.100 PERSON. An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

     1.101 PETITION DATE. September 29, 2004, the date on which the Debtors commenced these Cases.

     1.102 PLAN. The Plans of Reorganization for each Debtor and all supplements and Exhibits hereto, as the same may be amended or modified by the Debtors from time to time pursuant to and in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

     1.103 PLAN SECURITIES. The New Common Stock, the Rights, and the New Wagner Castings Common Stock, and the New Wagner Havana Common Stock, if issued.

     1.104 PRE-PETITION AGENT. The Bank of Nova Scotia, in its capacity as administrative agent under the Pre-Petition Credit Facility, or any successor administrative agent.

     1.105 PRE-PETITION CREDIT FACILITY. The credit agreement dated as of January 8, 2004, as amended, restated, supplemented or otherwise modified from time to time, and all documents executed in connection therewith, among the Debtors, the Pre-Petition Agent, and the Pre-Petition Lenders.

     1.106 PRE-PETITION LENDERS. The Lenders, as such term is defined in the Pre-Petition Credit Facility.

     1.107 PRE-PETITION LENDER CLAIMS. All Claims of the Pre-Petition Lenders against any of the Debtors, only to the extent that such Claims have not been paid, released, or otherwise settled prior to the Effective Date.

     1.108 PRIORITY CLAIMS. All Claims that are entitled to priority pursuant to
Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims, only to the extent that such Claims have not been paid, released, or otherwise settled prior to the Effective Date.

     1.109 PRIVATE PLACEMENT PURCHASE AGREEMENT. The agreement attached hereto as Exhibit C by and among the Debtors and the Initial Committed Purchasers.

     1.110 PRIVATE PLACEMENT PURCHASE SHARES. The Rights Offering Shares that are not purchased by General Unsecured Creditors in the Rights Offering and which the Initial Committed Purchasers are obligated to purchase pursuant to the Private Placement Purchase Agreement, at a purchase price of $10.00 per share.

     1.111 PROFESSIONAL[S]. Any professional(s) employed in these Cases pursuant to Sections 327, 328, 1103, or 1114 of the Bankruptcy Code, and any professional(s) seeking compensation or reimbursement of expenses in connection with these Cases pursuant to Sections 330, 331, and/or 503(b)(4) of the Bankruptcy Code.

     1.112 PROFESSIONAL FEES. All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

     1.113 PROOF OF CLAIM. Any written statement filed under oath in these Cases by or on behalf of a Creditor, in conformance with the Bankruptcy Code and Bankruptcy Rules, which sets forth sufficient detail to identify the basis for a Claim, and the amount owed.

     1.114 PRO RATA. Proportionately, so that for example, a pro rata Distribution with respect to an Allowed Claim of a particular Class for a particular Debtor bears the same ratio to all Distributions on account of a particular Class or Classes for a particular Debtor, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims in such Class or Classes.

     1.115 RECORD DATE. The deadline set by the Bankruptcy Court for determining the Holders of Claims entitled to vote on the Plan.

     1.116 REGISTRATION RIGHTS AGREEMENT. A registration rights agreement, attached hereto as Exhibit E, whereby Reorganized Intermet will be obligated to register certain shares of New Common Stock for resale under the Securities Act pursuant to the terms and conditions of such agreement, which must be acceptable to the Initial Committed Purchasers pursuant to the Restructuring Commitment Letter.

     1.117 RELEASED ACTIONS. Any actions, proceedings, causes of action, suits, accounts, controversies, promises to pay, rights to legal remedies, rights to equitable remedies, rights to payment, claims, obligations, litigations, judgments, damages, rights and liabilities of any nature whatsoever, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, foreseen or unforeseen, assertable directly or assertable derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act, omission, transaction, event or other occurrence relating to or in connection with any of the

Debtors or their respective property. Notwithstanding anything herein to the contrary, the Released Actions shall not include the Avoidance Actions.

     1.118 RELEASED PARTIES. Intermet, the Debtors, Reorganized Intermet, the Reorganized Debtors, each Initial Committed Purchaser, the Creditors' Committee in such capacity and only in such capacity, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents, the Consenting DIP Lenders, and the Indenture Trustee, and each of their respective current and former members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective properties.

     1.119 RELEASING PARTIES. Intermet, Reorganized Intermet, the Debtors and the Reorganized Debtors.

     1.120 REJECTION CLAIMS. All Claims arising as a result of a Debtor's rejection of Executory Contracts pursuant to the Bankruptcy Code, subject to the limitations provided in Section 502(b) of the Bankruptcy Code. To the extent a Rejection Claim is secured, it will be considered a Secured Claim for purposes of treatment in this Plan, but solely to the extent of the value of the collateral securing such Secured Claim.

     1.121 REORGANIZATION DOCUMENTS. The agreements and other documents set forth in Article 9 of the Plan.

     1.122 REORGANIZED DEBTOR(S). Any new operating entity, or any Debtor, in each case from and after the Effective Date, giving effect to the transactions contemplated by the Plan.

     1.123 REORGANIZED INTERMET. Intermet as a new operating entity, from and after the Effective Date, giving effect to the transactions contemplated by the Plan.

     1.124 REORGANIZED WAGNER CASTINGS NEW COMMON STOCK. The new shares of common stock of Reorganized Wagner Castings issued pursuant to Article 6.04 of this Plan.

     1.125 REORGANIZED WAGNER HAVANA NEW COMMON STOCK. The new shares of common stock of Reorganized Wagner Havana issued pursuant to Article 6.04 of this Plan.

     1.126 RESTRUCTURING COMMITMENT LETTER. The Agreement by and among the Initial Committed Purchasers and the Debtors and filed with the Bankruptcy Court as an exhibit to the "Renewed Motion of the Debtors Pursuant to Section 363(b)(1) and 364 of the Bankruptcy Code for Authority to (i) Enter into Restructuring Commitment Letter, (ii) Pay Associated Fees and Expenses, and
(iii) Furnish Related Indemnities," filed on August 4, 2005 and approved by the Bankruptcy Court on August 9, 2005, including the exhibits thereto. The Restructuring Commitment Letter is attached hereto as Exhibit A to the Plan.

     1.127 RETAINED ACTIONS. Means any Cause of Action, including but not limited to (a) all claims, rights of action, setoffs, recoupments, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor may hold against any Person, including, without limitation, any Avoidance Actions and any Causes of Action brought by any Debtor prior to the Petition Date, and actions against any Persons for failure to pay for products or services provided or rendered by the Debtors, (b) all claims, Causes of Action, suits and proceedings relating to strict enforcement of the Debtors' intellectual property rights, including patents, copyrights and trademarks, (c) all warranty and indemnification claims under any contract or agreement with any Debtor for goods and services, (d) all claims or Causes of Action seeking the recovery of the Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors' businesses, and such other claims or Causes of Action, as are identified in the Debtors' Schedules, the Disclosure Statement, or Exhibit J to the Plan, but excludes the Released Actions (and to the extent applicable, Avoidance Actions) released under Article
10.05 of the Plan.

     1.128 RETIREE BENEFITS. The term shall have the meaning assigned to it in
Section 1114 of the Bankruptcy Code.

     1.129 RETIREE COMMITTEE. The committee of staff retirees appointed by the Bankruptcy Court pursuant to Section 1114 of the Bankruptcy Code on May 24, 2005.

     1.130 RIGHTS. The rights issued to General Unsecured Creditors pursuant to which General Unsecured Creditors may purchase their Pro Rata portion of New Common Stock in the Rights Offering.

     1.131 RIGHTS OFFERING. The offering by the Debtors to Holders of Allowed General Unsecured Claims, including the Initial Committed Purchasers, pursuant to an election made in conjunction with voting on the Plan, to purchase on a Pro Rata basis, the Rights Offering Shares, the terms and conditions of which are set forth in Article 6.12 hereof.

     1.132 RIGHTS OFFERING SHARES. 7,500,000 shares of New Common Stock, to be offered in the Rights Offering for purchase, on a Pro Rata basis, by General Unsecured Creditors, at a purchase price of $10.00 per share.

     1.133 RIGHTS OFFERING PARTICIPATION CLAIM AMOUNT. The amount set forth in the chart stated in Article 6.12 of the Plan.

     1.134 SCHEDULES. The schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, if any, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

     1.135 SECURED CLAIMS. To the extent that such Claims have not been paid, released, or otherwise settled prior to the Effective Date, all Claims (other than Pre-Petition Lender Claims) that are secured by a valid, perfected, enforceable, and non-avoidable Lien on any of the Assets of a Debtor or that are subject to setoff under applicable non-bankruptcy law or Section 553 of the Bankruptcy Code, to the extent of the value of the interest of each Holder of such Claim in such Debtor's interest in the Assets subject to a Lien or to the extent of the amount of the setoff, as applicable; provided, however, that if the Holder of a Secured Claim elects application of Section 1111(b)(2) of the Bankruptcy Code, then such Holder's Claim shall be a Secured Claim to the extent such Claim is Allowed.

     1.136 SECURITIES ACT. The Securities Act of 1933, as now in effect or hereafter amended.

     1.137 SECURITY. The term shall have the meaning assigned to it in Section 101(49) of the Bankruptcy Code.

     1.138 SENIOR NOTES. The 9.75% interest-bearing notes issued by Intermet that will mature on June 15, 2009, with interest due each June 15 and December 15 and which are unconditionally guaranteed, jointly and severally, by all of the other Debtors except Intermet International, Inc. and Intermet Holding Company.

     1.139 STOCKHOLDERS' AGREEMENT. The agreement attached to the Plan as Exhibit F and attached to the Disclosure Statement as Exhibit J, which sets forth the rights of holders of New Common Stock. The Stockholders' Agreement shall be effective as of the Effective Date and binding on all holders of New Common Stock.

     1.140 SUBSCRIPTION AGENT(S). The applicable entities engaged by the Debtors to administer the Rights Offering, whose addresses and phone numbers are as follows:

                        With respect to non-Noteholders:

                   JP Morgan Trust Company a/k/a Administar at
                         JP Morgan Trust Company, N.A.,
                                 P.O. Box 56636
                             Jacksonville, FL 32241
                                 (904) 807-3023

                                       OR

                          With respect to Noteholders:

                         Financial Balloting Group LLC,
                       Attn: Intermet Balloting Tabulation
                           757 Third Avenue, 3rd Floor
                               New York, NY 10017
                                 (646) 282-1800

     1.141 SUBSCRIPTION COMMENCEMENT DATE. The date Ballots and Subscription Forms are mailed to Holders of Claims.

     1.142 SUBSCRIPTION EXPIRATION DATE. The Voting Deadline, unless extended by the Debtors and the Initial Committed Purchasers in their discretion.

     1.143 SUBSCRIPTION FORM. The subscription form to be used by participants in the Rights Offering to exercise the Rights.

     1.144 SUBSCRIPTION PURCHASE PRICE. The purchase price of $10.00 per share that a Holder must pay in Cash in order to exercise its Rights and purchase the New Common Stock pursuant to the Rights Offering.

     1.145 SUBSCRIPTION RECORD DATE. The Subscription Record Date shall be the date that is fourteen (14) business days after entry of an order by the Bankruptcy Court approving the adequacy of the Disclosure Statement.

     1.146 SUDBURY. Sudbury, Inc.

     1.147 SUDM. SUDM, Inc.

     1.148 SUPPLEMENTAL BAR DATE. April 29, 2005, or such other date as established by order of the Bankruptcy Court, the deadline by which certain Creditors were obligated to file Proofs of Claims.

     1.149 TAX CLAIMS. All Claims that are entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.150 TEMPORARILY ALLOWED CLAIM. A claim temporarily allowed pursuant to Bankruptcy Rule 3018 and by an order of the Bankruptcy Court.

     1.151 UNIMPAIRED. The term shall mean, with respect to any Claim or Equity Interest, that such Claim or Equity Interest is not Impaired within the meaning of Section 1124 of the Bankruptcy Code.

     1.152 UNIMPAIRED EQUITY DEBTORS. All Debtors except Intermet Corporation, provided, however, that in the event that the Liquidating Plan Condition is satisfied, Wagner Castings and Wagner Havana shall not be Unimpaired Equity Debtors. Ironton is an Unimpaired Equity Debtor but only with respect to the Existing Common Stock of Ironton.

     1.153 UNIMPAIRED EQUITY INTERESTS. Holders of Equity Interests of all Debtors except Intermet Corporation, provided, however, that in the event that the Liquidating Plan Condition is satisfied, Holders of Equity Interests in Wagner Castings and Wagner Havana shall not hold Unimpaired Equity Interests.

     1.154 UNSECURED CONVENIENCE CLAIM. An unsecured claim: (i) that is less than or equal to $125,000 and for which only one Debtor is liable, or (ii) for which the Holder makes a Convenience Class Election.

     1.155 U.S. TRUSTEE. The Office of the United States Trustee for the Eastern District of Michigan.

     1.156 U.S. TRUSTEE FEES. The U.S. Trustee's quarterly fees payable pursuant to 28 U.S.C. Section 1930.

     1.157 VOTING DEADLINE. The deadline established by the Bankruptcy Court as the last date by which Creditors are required to submit Ballots in favor of or against the Plan, as such deadline may be extended from time to time.

     1.158 WAGNER CASTINGS. Wagner Castings Company

     1.159 WAGNER HAVANA. Wagner Havana, Inc.

     1.160 WORKERS' COMPENSATION CLAIMS. Claims arising under the Workers' Compensation Programs.

     1.161 WORKERS' COMPENSATION PROGRAMS. Collectively, the Debtors' workers' compensation programs in all states in which they operate pursuant to which the Debtors provide their employees with workers' compensation coverage for claims arising from or related to their employment with the Debtors.

     Terms not expressly defined in the Plan shall have the meaning ascribed to them as set forth in the Bankruptcy Code, other federal or state statutes, rules, regulations, or the Disclosure Statement, as applicable. Terms not expressly defined in the Exhibits to the Plan shall have the meaning ascribed to them as set forth in the Plan.

                                   ARTICLE 2
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Equity Interests in the Debtors. A Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and of receiving Distributions pursuant to the Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims, DIP Facility Claims, U.S. Trustee Fees, Workers' Compensation Claims, Pension Claims, and Consignment Claims have not been classified.

     THE PLAN IS PROPOSED JOINTLY BY ALL OF THE DEBTORS, BUT CONSTITUTES A SEPARATE PLAN FOR EACH DEBTOR. THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH IN THE PLAN, NOTHING IN THE PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED HEREIN. THEREFORE, EXCEPT AS EXPRESSLY SPECIFIED HEREIN, THE CLASSIFICATIONS SET FORTH BELOW SHALL BE DEEMED TO APPLY SEPARATELY WITH RESPECT TO EACH PLAN PROPOSED BY EACH DEBTOR.

     For the purposes of the Plan, Claims against, or Equity Interests in the Debtors are grouped as follows in accordance with Section 1122(a) of the Bankruptcy Code:

     2.01 CLASS 1. PRIORITY CLAIMS AGAINST ANY DEBTOR. Class 1 for each Debtor consists of all Priority Claims. Class 1 is Unimpaired.

     2.02 CLASS 2. PRE-PETITION LENDER CLAIMS AGAINST ANY DEBTOR. Class 2 for each Debtor consists of all Pre-Petition Lender Claims. Class 2 is Unimpaired.

     2.03 CLASS 3. SECURED CLAIMS AGAINST ANY DEBTOR EXCEPT CLAIMS IN CLASS 3A AS TO WAGNER CASTINGS COMPANY. Class 3 consists of all Secured Claims for each Debtor except those against Wagner Castings which are in Class 3a. Class 3 is Unimpaired.

     2.04 CLASS 3A. SECURED CLAIMS HELD BY DANA CORPORATION AGAINST WAGNER CASTINGS COMPANY. Class 3a consists of all Secured Claims held by Dana Corporation against Wagner Castings. Class 3a is Impaired.

     2.05 CLASS 4. GENERAL UNSECURED CLAIMS. Class 4 consists of all General Unsecured Claims except those in Class 4a, 4b and 4c. Class 4 is Impaired.

     2.06 CLASS 4A. GENERAL UNSECURED CLAIMS AGAINST WAGNER CASTINGS COMPANY. Class 4a shall only exist in the event that the Liquidating Plan Condition is satisfied and, in such event, shall consist of all General Unsecured Claims and Unsecured Convenience Claims against Wagner Castings. Class 4a is Impaired.

     2.07 CLASS 4B. GENERAL UNSECURED CLAIMS AGAINST SUDM, INC. Class 4b consists of all General Unsecured Claims and Unsecured Convenience Claims against SUDM, Inc. Class 4b is Impaired.

     2.08 CLASS 4C. GENERAL UNSECURED CLAIMS AGAINST WAGNER HAVANA, INC. Class 4c shall only exist in the event that the Liquidating Plan Condition is satisfied and, in such event, shall consist of all General Unsecured Claims and Unsecured Convenience Claims against Wagner Havana. Class 4c is Impaired.

     2.09 CLASS 5. UNSECURED CONVENIENCE CLAIMS. Class 5 consists of all Unsecured Convenience Claims against each Debtor other than Class 4b, provided, however, that in the event that the Liquidating Plan Condition is satisfied, such Debtors shall not include Wagner Castings or Wagner Havana. Class 5 is Impaired.

     2.10 CLASS 6A. UNIMPAIRED EQUITY INTERESTS. Class 6a consists of all Unimpaired Equity Interests. Class 6a is Unimpaired.

     2.11 CLASS 6B. IMPAIRED EQUITY INTERESTS. Class 6b consists of all Impaired Equity Interests. Class 6b is Impaired.

                                    ARTICLE 3
                        TREATMENT OF UNCLASSIFIED CLAIMS

     3.01 INTRODUCTION. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Tax Claims, DIP Facility Claims, U.S. Trustee Fees, Workers' Compensation Claims (to the extent such Workers' Compensation Claims are not General Unsecured Claims as described in Article 3.06 of the Plan), Pension Claims, and Consignment

Claims have not been classified, and the respective treatment of such unclassified Claims is set forth below.

     3.02 ADMINISTRATIVE CLAIMS AGAINST ANY DEBTOR. Except for Holders of DIP Facility Claims, each Holder of an Allowed Administrative Claim, shall receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Claim on the later of (i) the Effective Date and (ii) the date that is ten (10) days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business by a Debtor shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Nothing herein shall be deemed to accelerate a Debtor's obligation to make payment on account of any Administrative Claim that is not due and owing as of the Confirmation Date, is not Allowed, or is subject to ongoing objections in the Bankruptcy Court or other court of competent jurisdiction.

     3.03 TAX CLAIMS AGAINST ANY DEBTOR. Each Holder of an Allowed Tax Claim against any Debtor shall receive in full satisfaction of such Allowed Tax Claim, at the election of the relevant Debtor, in its sole discretion, either (i) Cash equal to the amount of such Claim on the later of (1) the Effective Date, and
(2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim, (ii) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments in equal monthly installments commencing on the first Business Day of the month succeeding the month in which the Effective Date occurs and continuing on the first Business Day of each month thereafter, until the month which is six (6) years after the date of assessment of such Claim totaling the principal amount of such Claim plus interest on any outstanding balance from the Effective Date calculated at the interest rate equal to the applicable federal rate as determined in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, or (iii) such other treatment as to which the Holder of such Allowed Tax Claim shall have agreed in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan and the Holder of an Allowed Tax Claim shall not assess or attempt to collect such penalty from the Debtors, their Estates, the Reorganized Debtors, or their property.

     3.04 DIP FACILITY CLAIMS AGAINST ANY DEBTOR. On the Effective Date, in full satisfaction of the DIP Facility Claims against each Debtor, the DIP Agents (for the benefit of the DIP Lenders, as applicable) shall receive Cash in an amount equal to the then outstanding amount of the DIP Facility Claims (including, without limitation, all accrued and unpaid interest, fees and expenses and any other amounts that may then be due and payable under the DIP Facility) and any undrawn letters of credit issued pursuant to the DIP Facility shall be returned and marked cancelled and shall be replaced by letters of credit issued under the Exit Financing Facility. On the Effective Date, the DIP Agents' and the DIP Lenders' commitments and obligations under the DIP Facility shall be irrevocably terminated and the Debtors shall be deemed to have unconditionally and irrevocably released the DIP Lenders and the DIP Agents from all obligations, claims and liabilities arising thereunder or relating thereto.

     3.05 U.S. TRUSTEE FEES OWED BY ANY DEBTOR. The U.S. Trustee's quarterly fees owed by any Debtor shall be paid in full without prior approval pursuant to 28 U.S.C. Section 1930 on or before the Effective Date. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by each of the Reorganized Debtors in accordance therewith until the closing of its respective Case pursuant to Section 350(a) of the Bankruptcy Code.

     3.06 WORKERS' COMPENSATION CLAIMS AGAINST ANY DEBTOR. Upon the Effective Date of the Plan, with the exception of the Workers' Compensation Program for the State of Ohio, which relates to Ironton and Sudbury, the Reorganized Debtors shall continue the Workers' Compensation Programs for all states in which they operate. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors or Reorganized Debtors from any current or future liability with respect to any of its/their obligations under the Workers' Compensation Programs provided that in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton and Sudbury, Claims arising thereunder shall be General Unsecured Claims. The Reorganized Debtors shall be responsible for all valid Claims for benefits and liabilities under the applicable Workers' Compensation Programs, provided that, in the case of the Workers' Compensation Program for the State of Ohio, which relates to Ironton and Sudbury, such Claims arising thereunder shall be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. All obligations under the applicable Workers' Compensation Programs shall be paid in accordance with the terms and conditions of applicable Workers' Compensation Programs and all other applicable laws other than the Workers' Compensation Program for the State of Ohio, which relates to Ironton and Sudbury, which Claims shall be General Unsecured Claims under the Plan, regardless of when the applicable injuries occurred. For all states in which the Debtors currently operate or have operated, with the exception of the State of Ohio, the Workers Compensation Programs are either (i) self-insured, or (ii) insured with a third party insurance carrier, and are in all cases secured by letters of credit. Accordingly, Claims resulting from the Workers' Compensation Program for the State of Ohio, which relates to Ironton and Sudbury, shall be Class 4 General Unsecured Claims or Class 5 Unsecured Convenience Claims as applicable.

     3.07 PENSION CLAIMS AGAINST ANY DEBTOR. Upon Confirmation and substantial consummation of the Plan, the Reorganized Debtors will continue all Pension Plans in accordance with applicable law, and the Debtors' obligations under applicable law with respect to continued funding of the Pension Plans will remain unaltered. Nothing in the Plan shall be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, or their control group of or from any current or future liability under applicable law with respect to the Pension Plans. On the Effective Date, the Debtors will pay into each Pension Plan the amount then due for the 2004 Pension Plan years unless such payments have already been made by the Debtors in the ordinary course. On the Effective Date, the Debtors will pay into each Pension Plan the remaining amounts then due under applicable minimum funding standards and the PBGC will be deemed to have withdrawn its Claims with respect to the Pension Plans. The PBGC is enjoined from seeking relief against the Reorganized Debtors under 29 U.S.C. Section 1362(e) as a consequence of the closure of the Debtors' Racine, Wisconsin or Decatur, Illinois facilities so long as (i) the Debtors remain current on minimum funding for all Pension Plans and do not apply for a waiver; (ii) the Debtors achieve at least 90% of the EBITDA contained in the financial projections that they have provided to their creditors in these Cases, provided, however, that the Debtors will have 30 calendar days to show that failure to meet such projections does not have a material adverse effect on PBGC or any of the pension plans sponsored by Intermet or any member of its controlled group; (iii) the Debtors remain current on their obligations to and in compliance with all covenants with their lenders, provided, however, that the Debtors will have 15 calendar days to show that the failure to meet an obligation or comply with a covenant does not have a material adverse effect PBGC or any of the pension plans sponsored by Intermet or any member of its controlled group; (iv) no reportable event occurs under 29 C.F.R.
Section 4043.29, provided, however, that the Debtors will have 30 calendar days to show that if such a reportable event occurs, it will not have a material adverse effect on PBGC or any of the Pension Plans sponsored by the Debtors or any member of their controlled group; and (v) the Debtors provides the PBGC with any reports that they provide to any lender relating to failure to meet an obligation or comply with a covenant within 15 calendar days. In addition, the Debtors agree to be treated as subject to and shall not be exempted from advance reporting of reportable events under 29 C.F.R. Section 4043.61. The Debtors also will provide to PBGC Forms 5500 and the actuarial valuation reports annually; notice of changes in actuarial assumptions; and notice of plan mergers or other plan transactions. The Debtors will provide audited annual and unaudited quarterly financial statements when provided to their lenders.

     3.08 CONSIGNMENT CLAIMS AGAINST ANY DEBTOR. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all Liens, if any, of Persons who provided goods to the Debtors on consignment (i) prior to the Petition Date and who hold valid, enforceable, and perfected Liens in such goods (a) pursuant to a written agreement with the Debtors and (b) in accordance with applicable law, or
(ii) after the Petition Date pursuant to any order of the Bankruptcy Court shall, in each case, survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements between the Debtors and such Persons and shall remain enforceable as of the Effective Date with the same extent, validity and priority as existed as of the Petition Date or pursuant to such order, as the case may be. All other Persons who provided goods to the Debtors on consignment shall be deemed to hold General Unsecured Claims under this Plan. No request for payment of an Administrative Claim need be filed with respect to any Claim contemplated by this Article 3.08, which Claim shall be payable by the Debtors in the ordinary course of business.

                                    ARTICLE 4
             TREATMENT OF CLASSES THAT ARE UNIMPAIRED UNDER THE PLAN

     4.01 CLASSES THAT ARE UNIMPAIRED. Classes 1, 2, and 3 are Unimpaired for all Debtors. Holders of Equity Interests in the Unimpaired Equity Debtors are Unimpaired. Therefore, pursuant to Section 1126(f) of the Bankruptcy Code, the Holders of Allowed Claims and Interests in such Classes are conclusively presumed to have accepted the Plan. Nothing herein shall be deemed to accelerate any Debtor's obligation to make payment on account of any Claim in a Class which is Unimpaired under the Plan or affect the timing of payment under applicable non-bankruptcy law. Additionally, the Debtors shall retain all rights to dispute or challenge any Claim or Interest asserted hereunder which shall constitute a Claim or Interest in a Class that is Unimpaired under the Plan.

     4.02 CLASS 1 FOR ALL DEBTORS - PRIORITY CLAIMS AGAINST ANY DEBTOR. Unless the Holder of a Priority Claim and the Debtors agree to a different treatment, each Holder of an Allowed Priority Claim against any Debtor, shall receive, in full satisfaction of such Allowed

Claim, Cash equal to the amount of such Allowed Claim on the latest of (i) the Effective Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

     4.03 CLASS 2 FOR ALL DEBTORS - PRE-PETITION LENDER CLAIMS AGAINST ANY DEBTOR. The Pre-Petition Lender Claims shall be Allowed in an amount equal to the sum of (i) the principal amount of the Pre-Petition Lender Claims as of the Petition Date, plus all unpaid interest and fees which have accrued and are unpaid through the Petition Date, plus (ii) all interest and fees (if any) to which the Pre-Petition Lenders are entitled under Section 506(b) of the Bankruptcy Code, and (iii) any other amounts owed by the Debtors under the DIP Order, to the extent not already paid to the Pre-Petition Lenders pursuant to the DIP Financing Order. On the Effective Date, in full satisfaction of all of the obligations of the Debtors in respect of the Pre-Petition Lender Claims, the Disbursing Agent shall distribute to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and without further notice, application or hearing, Cash in an amount equal to the principal and all interest accrued on the Pre-Petition Lender Claims through the Effective Date plus all unreimbursed fees and expenses incurred by the Pre-Petition Agent through the Effective Date. The Pre-Petition Lenders shall be entitled to retain all payments made to the Pre-Petition Lenders prior to the Effective Date. In addition, as of the Effective Date, the Consenting Pre-Petition Lenders will be deemed to have been unconditionally and irrevocably released from all obligations, claims and liabilities arising under or related to the Pre-Petition Credit Facility or its lending relationship to the Debtors, whether arising before or after the Petition Date.

     4.04 CLASS 3 FOR ALL DEBTORS EXCEPT AS TO CLASS 3A CLAIMS AGAINST WAGNER CASTINGS COMPANY. Unless the Holder of an Allowed Secured Claim and the Debtors agree to a different treatment, either (a) the legal, equitable, and contractual rights of Holders of Secured Claims shall be reinstated on the Effective Date, or (b) the relevant Debtor shall (i) Cure any pre-petition default (other than defaults of the kind specified in Section 365(b)(2) of the Bankruptcy Code),
(ii) reinstate the maturity of such Secured Claim, (iii) compensate the Holder of such Allowed Secured Claim to the extent required by Section 1124(2)(c) of the Bankruptcy Code, and (iv) not otherwise alter the legal, equitable or contractual rights to which such Secured Claim entitles the Holder. The Debtors' failure to object to such Secured Claims in the Case shall be without prejudice to the Debtors' right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors) when and if such Claims are sought to be enforced by the Holder of the Secured Claim. All pre-Petition Date Liens on property of the Debtors held by or on behalf of the Holder of Secured Claims with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Holders until, as to each such Holder, the Allowed Claims of such Holder of such Secured Claims are paid in full.

     4.05 CLASS 6A. UNIMPAIRED EQUITY INTERESTS IN UNIMPAIRED EQUITY DEBTORS. On the Effective Date, Equity Interests in the Unimpaired Equity Debtors will be Allowed and retained by the applicable Reorganized Debtor. Holders of Equity Interests in the Unimpaired Equity Debtors will not be entitled to vote and are deemed to have accepted the Plan.

                                    ARTICLE 5
              TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

     5.01 IMPAIRED CLASSES. Classes 3a, 4, 4a, 4b, 4c, 5 and Class 6b Impaired Equity Interests are Impaired. Holders of Allowed Claims in Classes 3a, 4, 4a, 4b, 4c, and 5 are, to the extent that such Claims are Allowed, not Disputed, or Temporarily Allowed, allowed to vote to accept or reject the Plan. Holders of Equity Interests in the Impaired Equity Debtors are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

     5.02 ACCEPTANCE BY AN IMPAIRED CLASS. In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

     5.03 CLASS 3A. SECURED CLAIMS HELD BY DANA CORPORATION AGAINST WAGNER CASTINGS COMPANY. On the Effective Date, in full satisfaction of its Allowed Secured Claim for setoff, Dana shall be allowed to setoff such Claim from amounts owed to Wagner Castings, Columbus Foundry, L.P., Lynchburg Foundry Company, and Intermet, on the condition that Dana provides the amendments to its purchase orders with the aforementioned Debtors, set forth in an agreement by and among such Debtors and Dana, dated April, 2005.

     5.04 CLASS 4. GENERAL UNSECURED CLAIMS OTHER THAN THOSE IN CLASSES 4A, 4B, OR 4C. On or as soon as reasonably practicable after the Effective Date, in full satisfaction of its Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, shall receive in full satisfaction of its Claims against such Debtor:

          (a) the Cash-Out Amount; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the Ballot:

               (i) a Pro Rata portion of shares of New Common Stock allocated to the applicable Debtor as indicated in Exhibit B to the Plan, and

               (ii) its Pro Rata share of the Rights allocated to the applicable Debtor as indicated on Exhibit B to the Plan; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims makes the Inducement Cash Election for such Debtor on the Ballot, the Inducement Cash Amount.

     For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in Article 5.04(b) and (c), such Holder shall receive Cash equal to the Cash-Out Amount.

     5.05 CLASS 4A. GENERAL UNSECURED CLAIMS AGAINST WAGNER CASTINGS COMPANY. On or as soon as reasonably practicable after the Effective Date, in full satisfaction of the Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, shall receive in full satisfaction of their Claims against Wagner Castings:

     Cash equal to each Holder's Pro Rata share of all proceeds remaining after liquidation of all assets of Wagner Castings and the satisfaction of all Liens thereon, including those arising after the Effective Date, such as the Liens arising under the Exit Financing Facility.

     Class 4a shall only exist in the event that the Liquidating Plan Condition is satisfied and, in such event, shall consist of all General Unsecured Claims and Unsecured Convenience Claims against Wagner Castings.

     5.06 CLASS 4B. GENERAL UNSECURED CLAIMS AGAINST SUDM, INC. On or as soon as reasonably practicable after the Effective Date, in full satisfaction of its Allowed General Unsecured Claims in such Class, the Indenture Trustee, on behalf of each of the Noteholders, or each Holder of the Allowed General Unsecured Claims, respectively, shall receive:

          (a) the Cash-Out Amount with respect to SUDM as indicated in Exhibit B to the Plan; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the Ballot:

               (i) a Pro Rata portion of shares of New Common Stock allocated to SUDM as indicated in Exhibit B to the Plan, and

               (ii) its Pro Rata share of the Rights allocated to SUDM and indicated on Exhibit B to the Plan; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims makes the Inducement Cash Election for SUDM on the Ballot, the Inducement Cash Amount with respect to SUDM.

     For the avoidance of doubt, in the event a Holder of a General Unsecured Claim fails to elect the options set forth in Article 5.06(b) and (c), such Holder shall receive Cash equal to the Cash-Out Amount.

     5.07 CLASS 4C. GENERAL UNSECURED CLAIMS AGAINST WAGNER HAVANA, INC. On the Effective Date, the Indenture Trustee, on behalf of each of the Noteholders, or a Holder of Allowed General Unsecured Claims against Wagner Havana, Inc., shall receive in full satisfaction of their Claims:

          (a) the Cash-Out Amount with respect to Wagner Havana as indicated in Exhibit B to the Plan; OR

          (b) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims so elects on the Ballot:

               (i) a Pro Rata portion of shares of the New Common Stock allocated to Wagner Havana as indicated in Exhibit B to the Plan,

               (ii) its Pro Rata share of the Rights allocated to Wagner Havana and indicated on Exhibit B to the Plan; and

               (iii) its Pro Rata share of the Reorganized Wagner Havana New Common Stock which shall be conveyed immediately to Reorganized Intermet upon the Effective Date; OR

          (c) at the option of each such Holder of a General Unsecured Claim and only to the extent that such Holder of General Unsecured Claims makes the Inducement Cash Election for Wagner Havana on the Ballot, the Inducement Cash Amount.

     In the event a Holder of a General Unsecured Claim fails to elect the options set forth in Article 5.07(b) or (c), such Holder shall receive the Cash-Out Amount.

     Class 4c shall only exist in the event that the Liquidating Plan Condition is satisfied and, in such event, shall consist of all General Unsecured Claims and Unsecured Convenience Claims against Wagner Havana.

     5.08 CLASS 5. UNSECURED CONVENIENCE CLAIMS. On the Effective Date, each Holder of an Allowed Unsecured Convenience Claim or the Indenture Trustee, on behalf of each of the Noteholders, shall receive, in full satisfaction of its Claims, the Convenience Cash Amount.

     5.09 CLASS 6B. IMPAIRED EQUITY INTERESTS. On the Effective Date, Impaired Equity Interests in the Impaired Equity Debtors shall be cancelled. Holders of Equity Interests in the Impaired Equity Debtors shall be deemed to have rejected the Plan.

     5.10 INTERCOMPANY CLAIMS. All Intercompany Claims will be released, waived and discharged as of the Effective Date. Claims held by Non-Debtor Affiliates against the Debtors will, to the maximum extent practicable, be (a) released, waived, and discharged as of the Effective Date, (b) offset against claims held by Debtors against Non-Debtor Affiliates, or (c) converted to equity with respect to the obligee Debtor.

     5.11 NON-CONSENSUAL CONFIRMATION. In the event that any Classes entitled to vote on the Plan, fail to accept the Plan, the Debtors reserve the right (i) to modify the Plan in accordance with Article 11 of the Plan, and (ii) to request that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance by finding that the Plan does not discriminate unfairly and is fair and equitable with respect to the treatment to any Impaired Class of Claims voting to reject the Plan.

                                   ARTICLE 6
                      MEANS FOR IMPLEMENTATION OF THE PLAN

     6.01 REORGANIZED INTERMET AND REORGANIZED DEBTORS. Each of the Debtors will continue to exist after the Effective Date as a separate entity in the manner described in Section I.B. of the Disclosure Statement, except as otherwise provided herein, with all the powers under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate of incorporation and bylaws or other organizational documents in effect on the Effective Date, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. On the Effective Date, Reorganized Intermet shall re-domesticate, by merger or other appropriate means, as a new corporation under the laws of the State of Delaware with a new Certificate of Incorporation and Bylaws. The Articles of Incorporation and Bylaws for all other Debtors continuing after the Effective Date shall be amended and restated but such Debtors shall remain subject to the laws of the jurisdictions in which such Debtors were incorporated or formed prior to the Effective Date.

     6.02 NON-DEBTORS. There are certain Affiliates of the Debtors that are not Debtors in these Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors' businesses, and, as set forth in Article 10.01 of this Plan, all of the Debtors' Equity Interests and other property interests in such non-Debtor Affiliates shall revest in the applicable Reorganized Debtor or its successor on the Effective Date.

     6.03 AGREEMENTS ON THE EFFECTIVE DATE. In order to implement the Plan, the Debtors anticipate that the following agreements, among others, will be executed or implemented, on or prior to the Effective Date:

          (a) the Exit Financing Facility;

          (b) the Employment Agreements;

          (c) the certificate of incorporation or Articles of Incorporation, as applicable, and Bylaws or other corporate governance documents;

          (d) the Registration Rights Agreement;

          (e) the Cash-Out Purchase Agreement;

          (f) the Private Placement Purchase Agreement;

          (g) the Stockholders' Agreement; and

          (h) all other documents necessary to effectuate the Plan.

     All of the above documents shall be (a) filed by the Debtors with the Bankruptcy Court not later than the Exhibit Filing Date unless otherwise specified herein, and (b) satisfactory to the Initial Committed Purchasers and the Debtors.

     6.04 CORPORATE ACTION.

          (a) The Certificate of Incorporation and Bylaws of Reorganized Intermet, shall, among other things: (i) authorize the issuance of the New Common Stock, (ii) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to amendment of such certificate of incorporation and bylaws as permitted by applicable law, and (iii) effectuate the provisions of the Plan, in each case without any further action by the officers, stockholders or directors of the Debtors or the Reorganized Debtors.

          (b) The Certificate of Incorporation (or other similar document) and Bylaws of all of the Debtors other than Reorganized Intermet, shall, among other things: (i) prohibit the issuance of nonvoting equity securities, as required by Section 1123(a)(6) of the Bankruptcy Code, subject to amendment of such certificate of incorporation and bylaws as permitted by applicable law, and (ii) effectuate the provisions of the Plan, in each case without any further action by the officers, stockholders or directors of the Debtors or the Reorganized Debtors.

          (c) On the Effective Date, the execution and delivery of each agreement on the Effective Date and any other document necessary to effectuate the transactions contemplated herein and therein, and all other actions contemplated by the Plan, or such other documents shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the Boards of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of, and on behalf of, the Reorganized Debtors.

          (d) On or as soon as reasonably practicable after the Effective Date, Reorganized Intermet, shall issue shares of the New Common Stock to those Persons entitled to receive such pursuant to the Plan.

          (e) On or as soon as reasonably practicable after the Effective Date, if the Liquidating Plan Condition is satisfied, then the Articles of Incorporation and Bylaws of Wagner Castings shall authorize the issuance of one (1) share of Reorganized Wagner Castings New Common Stock and such share will be issued and delivered to a third-party liquidating trustee acceptable to the Reorganized Debtors, the Initial Committed Purchasers, and the Creditors' Committee for the purpose of liquidating Wagner Castings and making the Distributions set forth in Class 4a.

          (f) On or as soon as reasonably practicable after the Effective Date, if the Liquidating Plan Condition is satisfied, then the Articles of Incorporation and Bylaws of Wagner Havana shall authorize the issuance of the Reorganized Wagner Havana New

     Common Stock and Reorganized Wagner Havana shall issue Reorganized Wagner Havana New Common Stock to Holders of Claims against Wagner Havana which such Holders will immediately transfer to Reorganized Intermet.

     6.05 STOCKHOLDERS' AGREEMENT. All holders of New Common Stock will be subject to the Stockholders' Agreement which will, among other things govern each holder of New Common Stock's access to information with respect to the Reorganized Debtors and ability to transfer such holder's New Common Stock. An election by a Person to receive New Common Stock on the Ballot shall constitute such Person's agreement to be bound by the Stockholders' Agreement. Each certificate representing share(s) of New Common Stock shall bear a legend indicating that the New Common Stock is subject to the Stockholders' Agreement. The Stockholders' Agreement will be effective as of the Effective Date. The Stockholders' Agreement is attached hereto as Exhibit F.

     6.06 CANCELLATION OF EXISTING STOCK AND EXISTING PREFERRED STOCK. On or as soon as reasonably practicable after the Effective Date, except as otherwise specifically provided for herein (a) the Existing Common Stock of the Impaired Equity Debtors and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Impaired Equity Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Impaired Equity Debtors that are reinstated under this Plan, will be cancelled, and (b) the Existing Preferred Stock will be cancelled; and (c) obligations of, Claims against, and/or Equity Interests in the Impaired Equity Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificates or articles of incorporation or similar documents evidencing or creating any indebtedness or obligation of the Impaired Equity Debtors, except such notes, instruments, or other documents evidencing indebtedness or obligations of the Impaired Equity Debtors that are reinstated or otherwise expressly assumed or preserved under this Plan, as the case may be, will be released and discharged. The Unimpaired Equity Interests will be retained by the applicable Reorganized Debtor.

     6.07 MANAGEMENT INCENTIVE PLAN. On or as soon as reasonably practicable after the Effective Date, the Management Incentive Plan shall be implemented to reserve for designated members of senior management of the Reorganized Debtors equity interests (including, without limitation, restricted common stock and/or options) in Reorganized Intermet in an amount up to 5.0% of the New Common Stock issued on the Effective Date. The Management Incentive Plan will contain terms and conditions that shall be determined by the Board of Reorganized Intermet.

     6.08 THE KEY EMPLOYEE RIGHTS OFFERING. The Reorganized Debtors will conduct the Key Employee Rights Offering in connection with which Reorganized Intermet shall offer to the Key Employees the right to purchase, on a Pro Rata basis (based upon payments due to Key Employees under the KERP), 181,249 shares of New Common Stock, in consideration for Cash in the amount of $10.00 per share. Key Employees shall have the right of over subscription with respect to the Key Employee Rights Offering, provided that, in no event shall the total shares in the Key Employee Rights Offering exceed 181,249 shares. Moreover, the rights to purchase shares of New Common Stock in connection with the Key Employee Rights Offering shall be non-transferable. Other terms and conditions of the Key Employee Rights Offering are to be determined by the Debtors and the Initial Committed Purchasers, in consultation with the

Creditors' Committee. The Key Employees either: (i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee Rights Offering. Any New Common Stock issued pursuant to the Key Employee Rights Offering shall be subject to the Stockholders' Agreement.

     6.09 BOARD OF REORGANIZED INTERMET. On the Effective Date, the Board of Directors of Reorganized Intermet shall be composed of seven members. On the Effective Date, (i) five of such members shall be selected by the Initial Committed Purchasers, (ii) one of such members shall be the Chief Executive Officer of Reorganized Intermet, and (iii) one of such members shall be selected by the Creditors' Committee. The member selected by the Creditors' Committee shall be acceptable to the Initial Committed Purchasers. Two of the five members selected by the Initial Committed Purchasers may not be officers, directors or employees of either of the Initial Committed Purchasers.

     6.10 OFFICERS. The Effective Date Executive Officers shall become employed by Reorganized Intermet on the Effective Date pursuant to the Employment Agreements. The other officers of the Debtors immediately prior to the Effective Date shall serve as the officers of the applicable Reorganized Debtor until their successors are duly appointed in accordance with Reorganized Intermet's governance documents and applicable law. Each officer shall serve from and after the Effective Date pursuant to the terms of Reorganized Intermet's governance documents and applicable law. The Employment Agreements shall be in form and substance satisfactory to the Initial Committed Purchasers and shall supercede such officer's pre-Effective Date employment agreement.

     6.11 EXIT FINANCING. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility in order to obtain the funds necessary to: (a) repay in full the DIP Facility Claims and replace any letters of credit issued pursuant to the DIP Facility, or in the alternative the Exit Lenders may issue letters of credits to the DIP Lenders to secure payment of any undrawn letters of credit issued pursuant to the DIP Facility which may remain outstanding after the Effective Date; (b) make other payments required to be made on the Effective Date, including, but not limited to, the payment in full in Cash of the Pre-Petition Lender Claims and any undrawn letters of credit issued pursuant to the Pre-Petition Credit Facility shall be returned and marked cancelled and shall be replaced by letters of credit issued under the Exit Financing Facility or in the alternative the Exit Lenders may issue letters of credit to the Pre-Petition Lender to secure payment off any undrawn letters of credit issued pursuant to the Pre-Petition Credit Facility which may remain outstanding after the Effective Date. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Financing Facility in substantially the form filed with the Bankruptcy Court and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Lenders may reasonably require to effectuate the treatment afforded to such parties under the Exit Financing Facility.

     6.12 RIGHTS OFFERING.

          (a) Ability to Participate in Rights Offering

     Holders of General Unsecured Claims against any Debtor on the Subscription Record Date are entitled to participate in the Rights Offering solely to the extent of their Rights Participation Claim Amount, as described below. If a General Unsecured Claim is Allowed, the Holder of such Claim will be entitled to participate to the extent of the amount of such Allowed General Unsecured Claim. If a General Unsecured Claim is Disputed, the Holder of such Claim will be entitled to participate in the Rights Offering, in the amount of the Rights Participation Claim Amount, as described below.

     The chart below summarizes the right of each Holder of a General Unsecured Claim on the Subscription Record Date to participate in the Rights Offering, subject to the paragraph below the chart, which describes the determination of the Rights Participation Claim Amount for Noteholder Claims.

CHARACTERISTICS OF GENERAL UNSECURED
                CLAIM                          RIGHTS PARTICIPATION AMOUNT
-------------------------------------   ----------------------------------------
Listed on Debtors' Schedules as         The undisputed portion, unless otherwise
Disputed, Contingent or                 allowed by Bankruptcy Court order for
Unliquidated and a proof of claim was   purposes of participating in the Rights
timely filed                            Offering.

Objection to Claim has been filed       The undisputed portion, unless otherwise
                                        allowed by Bankruptcy Court order for
                                        purposes of participating in the Rights
                                        Offering.

Claim is listed on Disputed Claims      The undisputed portion, unless otherwise
List to be filed with the Bankruptcy    allowed by Court order for purposes of
Court by the Debtors                    participating in the Rights Offering.

If General Unsecured Claim does not
meet any of three criteria above
(i.e. not Disputed and not listed on
Disputed Claims List)

Holder has filed Claim, but no          The lesser of the undisputed portion or
corresponding Claim listed on           the amount of filed Claim, unless
Debtors' Schedules                      otherwise allowed by Bankruptcy Court
                                        order for purposes of participating in
                                        the Rights Offering.

Holder has filed Claim, but             The lesser of the undisputed portion or
corresponding Scheduled amount is       the amount on Schedules, unless
different                               otherwise allowed by Court order for
                                        purposes of participating in the Rights
                                        Offering.

Holder has not filed Claim or holder    The lesser of the undisputed portion or
has filed Claim and Claim is same as    the amount on Schedules, unless
Scheduled Amount                        otherwise allowed by Court order for
                                        purposes of participating in the Rights
                                        Offering.

     With respect to claims of Noteholders, the Rights Participation Claim Amount shall be (i) the amount certified by the relevant Nominee in the applicable Master Noteholder Ballot, and (ii) the amount tendered into the appropriate election account at DTC (as defined in the Disclosure Statement) established for that purpose (with the amount so tendered governing in the event of a discrepancy).

     A holder will be bound, for the purpose of the Rights Offering, by (i) the amount of its Rights Participation Claim Amount listed in its Ballot, or, in the case of a Noteholder, the Rights Participation Amount for such Noteholder as provided in the above paragraph and (ii) the Holder's status as disputed, whether due to its inclusion on the Disputed Claims List to be filed by the Debtors and served on affected Creditors, or otherwise, except to the extent the holder timely obtains an order from the Court to the contrary pursuant to a temporary allowance motion timely filed in accordance with the procedures established by the Court.

          (b) Issuance of Rights

     The Rights shall entitle Holders of General Unsecured Claims on the Subscription Record Date, the right to purchase, on a Pro Rata basis using the Rights Offering Participation Claim Amount, the Rights Offering Shares at a price of $10.00 per share pursuant to the terms and conditions set forth in
Article 6.12 of the Plan, provided that the Holder executes a Subscription Form, which will be distributed to each Holder of a General Unsecured Claim together with the Ballot. The number of Rights Offering Shares shall not exceed 7,500,000 shares.

          (c) Subscription Period

     The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date. After the Subscription Expiration Date, unexercised Rights shall terminate and any purported exercise of any such unexercised Rights by any Person shall be null and void and Reorganized Intermet shall not honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

          (d) Exercise of Rights

          In order to exercise the Rights, each Holder thereof on the Subscription Record Date must: (i) duly complete the Ballot, and return the Ballot to the applicable Subscription Agent so that the applicable Subscription Agent receives the Ballot on or before the Subscription Expiration Date; and
(ii) pay to the applicable Subscription Agent, (on behalf of the Debtors), immediately available funds in an amount equal to such Holder's aggregated Subscription

Purchase Price to the Subscription Agent on or before the Subscription Expiration Date, such payment to be made by wire transfer in accordance with the wire instructions set forth in the Ballot. If, on or prior to the Subscription Expiration Date, the Subscription Agent for any reason has not received from a given Holder both a duly completed Ballot, including without limitation Subscription Form provisions, and Cash, in an amount equal to such Holder's aggregate Subscription Purchase Price, such Holder will be deemed to have not exercised its Rights and to have relinquished and waived its ability to participate in the Rights Offering. By completing and submitting the Subscription Form, a Holder will be agreeing to be bound by the Stockholders' Agreement. The Subscription Form provisions of the Ballots must also be accompanied by sufficient indication of ownership of the Claim giving rise to the Rights, as well as appropriate executed representations as to ownership on the Subscription Record Date. The payments made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a trust account, escrow account, or similar segregated account or accounts which will be separate and apart from Reorganized Intermet's general operating funds and any other funds subject to any cash collateral arrangements, and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than 20 days after the Effective Date, subject to any existing or future Order of the Court.

          (e) Transfer Restriction; Revocation

     The Rights are not transferable. Additionally, once a Holder of Rights has properly exercised its Rights such exercise cannot to be revoked for any reason.

          (f) Initial Committed Purchasers

     Pursuant to the terms of the Restructuring Commitment Letter and provided that all conditions precedent set forth therein have been satisfied and the Restructuring Commitment Letter has not been previously terminated, including but not limited to the negotiation and execution of the Private Placement Purchase Agreement, the Initial Committed Purchasers will be obligated to purchase, on a Pro Rata basis on the Effective Date, any and all of the Private Placement Purchase Shares. The Initial Committed Purchasers shall pay to Reorganized Intermet, Cash on or prior to the Effective Date, in an amount equal to the Subscription Purchase Price for the Private Placement Purchase Shares.

          (g) Distribution of Rights Offering Shares

               (i)  Distribution To Exercising Claimants

          On, the Effective Date, the Disbursing Agent will distribute to the exercising claimants certificates representing the Rights Offering Shares.

               (ii) Distribution to Initial Committed Purchasers

          On the Effective Date, Reorganized Intermet will distribute directly to the Initial Committed Purchasers certificates representing the Rights Offering Shares and the Private Placement Purchase Shares purchased by the Initial Committed Purchasers.

          (h) No Interest

     In the event any Subscription Purchase Price is repaid to any Person making such payment, no interest shall be paid thereon.

          (i) Validity Of Exercise Of Rights

     All questions concerning the timeliness, viability, form and eligibility of any exercise of Rights shall be determined by Reorganized Intermet, with the consent of the Initial Committed Purchasers, in consultation with the Creditors' Committee. Such determinations shall be final and binding. Reorganized Intermet, with the consent of the Initial Committed Purchasers, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as Reorganized Intermet with the consent of the Initial Committed Purchasers determines. Neither Reorganized Intermet nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

          (j)  Use of Proceeds

     On the Effective Date, the proceeds received by Reorganized Intermet from the Rights Offering shall be used to fund the Cash payments required under the Plan and for general corporate purposes.

     6.13 ADMINISTRATION OF THE PLAN.

          (a) After the Effective Date, the Reorganized Debtors shall perform those responsibilities, duties, and obligations set forth in this Plan, including, without limitation, to prosecute any litigation pertaining thereto and to oversee and govern the continuing affairs and operations of the Reorganized Debtors on a going forward basis.

          (b) After the Effective Date, the Reorganized Debtors may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other Professionals, including the Subscription Agent, as it may deem necessary, including, without limitation, the Disbursing Agent, to aid it in the performance of its responsibilities pursuant to the terms of the Plan. It shall not be a requirement that any such parties retained by the Reorganized Debtors be a "disinterested person" (as such term is defined in Section 101(14) of the Bankruptcy Code), and such retained parties may include Professionals or other Persons who had previously been active in these Cases on behalf of the Debtors, any Creditor or other party-in-interest. The Debtors may retain and pay these professionals without Bankruptcy Court approval including without limitation any approval of any of their post-Effective Date fees and expenses, and such professionals shall not be required to file any statements with respect to the receipt of payment by the Reorganized Debtors.

          (c) The Board and the management of the Reorganized Debtors shall perform the duties and obligations imposed on them by the Plan with reasonable diligence and care under the circumstances.

          (d) Reorganized Intermet shall be responsible for filing any federal, state, and local tax returns for the Reorganized Debtors.

          (e) To the extent the manner of performance is not specified, the Reorganized Debtors will have the discretion to carry out and perform all other obligations or duties imposed on them by the Plan or by law in any manner its respective Board so chooses, as long as such performance is not inconsistent with the intents and purposes of the Plan.

     6.14 PRESERVATION OF CAUSES OF ACTION. In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided in the Plan and/or the Confirmation Order, including, without limitation, as provided in
Article 10.05 of the Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce all Retained Actions, including Avoidance Actions and other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole discretion, will determine whether to bring, settle, release, compromise, or enforce any rights (or decline to do any of the foregoing) with respect to the Retained Actions and the Avoidance Actions. The Reorganized Debtors or any successor may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any Claim, Causes of Action, right of action, suit or proceeding in the Schedules, the Disclosure Statement, or on Exhibits I and J of the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such Claim, Causes of Action, right of action, suit or proceedings, and the Reorganized Debtors will retain the right to pursue such Claims, Causes of Action, rights of action, suits or proceedings in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit or proceeding upon or after the Confirmation or consummation of the Plan. Further, recovery of any proceeds of Causes of Action shall be deemed "for the benefit of the Estates" as set forth in section 550(a) of the Bankruptcy Code.

     6.15 CONTINUATION OF RETIREE BENEFITS. All payments of Retiree Benefits shall continue as they existed prior to the Petition Date at the level established pursuant to subsection (e)(1)(B) or (g) of Section 1114 of the Bankruptcy Code as such payments may be modified prior to the Effective Date, for the duration of the period the applicable Debtor has obligated itself to provide such benefits. After the Effective Date, the Reorganized Debtors will retain their rights to amend, modify or terminate Retiree Benefits in accordance with all relevant agreements and applicable law.

     6.16 EMPLOYMENT AGREEMENTS. On or before the Effective Date, the Employment Agreements shall be entered into by Reorganized Intermet and deemed approved by the Bankruptcy Court.

     6.17 CONTINUATION OF BUSINESS. On and after the Effective Date, the Reorganized Debtors shall continue to engage in the Debtors' businesses, including, without limitation, performing under all purchase orders existing as of the Effective Date and assumed. Certain Reorganized Debtors may liquidate Assets as described in the Disclosure Statement. Except as provided herein, the Reorganized Debtors retain all claims, defenses, counterclaims and offsets with respect to such purchase orders in existence as of the Effective Date.

     6.18 DISBANDING OF COMMITTEES. On the Effective Date, all committees, including the Creditors' Committee, the Equity Committee, and the Retiree Committee, will be disbanded and their members shall be discharged from all further authority, duties, responsibilities and obligations relating to the Cases, and the retention and employment of the Professionals retained by such committees shall also terminate as of the Effective Date; provided, however, that the Creditors' Committee and the Equity Committee and their Professionals shall be maintained solely with respect to applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and shall be compensated for reasonable fees and expenses incurred with respect to such applications as approved by the Bankruptcy Court. The Reorganized Debtors will not be responsible for fees or expenses of any committees, including the Creditors' Committee, Equity Committee, or Retiree Committee or of their Professionals and agents, incurred after the Effective Date.

     6.19 DISBURSING AGENT. As soon as practicable after the Effective Date, the Disbursing Agent shall be paid all of its fees and expenses incurred in connection with performing its duties under this Plan.

     6.20 POST-CONFIRMATION EFFECT OF INDENTURE. Anything in the Plan, the Confirmation Order, or any other document to the contrary notwithstanding, and notwithstanding the confirmation and effectiveness of and distributions under the Plan and the discharge of the Debtors, the Indenture shall remain in effect, except that after the Effective Date the Indenture Trustee's duties and obligations thereunder shall be limited to making distributions as provided in
Section 7.01 of this Plan. In particular, and without limitation, any rights of the Indenture Trustee to reasonable compensation, reimbursement and indemnification (including without limitation reasonable compensation, reimbursement and indemnification for reasonable fees and expenses, including reasonable attorneys' fees) under the Indenture, and any lien pursuant to the Indenture on any money or property held or collected by it securing such right to reasonable compensation, reimbursement and indemnification, shall remain in effect, and the Indenture Trustee may at any time, and from time to time, pay or reserve for such reasonable compensation, reimbursement and indemnification from any such money or property at any time held by the Indenture Trustee to the extent provided for in the Indenture. No lien shall exist with respect to any compensation, reimbursement and indemnification that is not reasonable. To the extent a dispute arises with respect to any compensation, reimbursement and indemnification, or extent of any asserted lien, such dispute shall be resolved by the Bankruptcy Court after notice and a hearing. However, the liability of the Debtors under the Indenture shall be discharged pursuant to the Plan and
Section 1141 of the Bankruptcy Code on the Effective Date.

     6.21 LIQUIDITY TO PAY INDENTURE TRUSTEE FEES. The Indenture Trustee shall pay or reserve for the reasonable Indenture Trustee Fees and expenses from Cash and New Common Stock for the benefit of the Noteholders, which shall be allocated ratably among the Noteholders to the extent practicable. On the Effective Date, the portion of the New Common Stock, if any, to be used for this purpose shall be purchased by the Initial Committed Purchasers from Reorganized Intermet at a purchase price of $10.00 per share, and the cash so generated shall be distributed to the Indenture Trustee.

     6.22 APPROVAL OF SETTLEMENTS. The Distributions set forth in the Plan and the provisions of the Plan incorporate the terms of any compromises and settlements approved by order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019, including, but not limited to the settlement (the "Substantive Consolidation Settlement") resolving issues raised relating to substantive consolidation, set forth more fully in the motion pertaining to the settlement placed on the record on August 9, 2005. The entry of the Confirmation Order shall constitute the Bankruptcy Court's finding and determination that the settlements reflected in the Plan, including all issues pertaining to claims for substantive consolidation (which are settled by the distributions in the Plan) are (a) in the best interests of the Debtors and their Estates, (b) fair, equitable, and reasonable, (c) made in good faith, and (d) approved by the Bankruptcy Court. As an integral component of the Substantive Consolidation Settlement, the Debtors shall (a) pay the fees and expenses incurred by the Ad Hoc Trade Committee in amount of up to $150,000; and (b) the Ad Hoc Committee may file an application pursuant to 11 U.S.C. Section 503(b)(4) with respect to any fees and expenses incurred in excess of $150,000.

                                    ARTICLE 7
                       PROVISIONS GOVERNING DISTRIBUTIONS

     7.01 DISTRIBUTIONS. The Disbursing Agent will make all Distributions required under this Plan except with respect to (i) the Claims of the Pre-Petition Lenders, such Distributions shall be made by the Disbursing Agent to the Pre-Petition Agent; and (ii) the Claims of Noteholders, which Distributions shall be made by the Disbursing Agent to the Indenture Trustee for further distribution to or for the benefit of the Noteholders as of the Distribution Record Date (subject to payments or reserves provided for in Section 6.21 hereof) pursuant to the terms of the Indenture. The Distribution Record Date shall be used as the record date for distributions pursuant to the Indenture. Distributions shall be made at the times provided herein or as otherwise ordered by the Bankruptcy Court.

     7.02 NO INTEREST ON CLAIMS OR EQUITY INTERESTS. Unless otherwise specifically provided for in this Plan, the Confirmation Order, the DIP Financing Order, or the DIP Facility, post-Petition Date interest shall not accrue or be paid on Claims or Equity Interests, and no Holder of any Claim or Equity Interest shall be entitled to interest accruing on or after the Petition Date.

     7.03 CLAIMS ADMINISTRATION RESPONSIBILITY.

          (a) REORGANIZED DEBTORS. The Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving, subject to Bankruptcy Court approval, except as provided herein, with respect to all Claims against the Debtors. The Reorganized Debtors shall retain any counter-claims which the Debtors may have to any Claims. Pursuant to Bankruptcy Rule 9019(a) and Section 363 of the Bankruptcy Code, the Debtors may, up to and including the

     Effective Date, compromise and settle various (i) Claims against them, and
     (ii) Causes of Action that they have against other Persons without Bankruptcy Court approval if the amount in controversy is less than $300,000. After the Effective Date, such rights shall pass to the Reorganized Debtors as contemplated by Article 10.01 of the Plan, without the need for further approval of the Bankruptcy Court, except as otherwise set forth in the Plan.

          (b) FILING OF OBJECTIONS. Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline.

     7.04 DELIVERY OF DISTRIBUTIONS. Other than Distributions made to the Pre-Petition Agent on behalf of the Pre-Petition Lenders and the Indenture Trustee on behalf of the Noteholders, Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. Other than Distributions made to the Pre-Petition Agent on behalf of the Pre-Petition Lenders and the Indenture Trustee on behalf of the Noteholders, (a) if any Creditor's Distribution is returned as undeliverable, no further Distribution to such Creditor shall be made unless and until the Disbursing Agent is notified of such Creditor's then-current address, at which time all missed Distributions shall be made to such Creditor without interest; (b) amounts in respect of undeliverable Distributions shall be returned to the Reorganized Debtors until such Distributions are claimed; (c) all funds or other undeliverable Distributions returned to the Reorganized Debtors and not claimed within three (3) months of return shall be Distributed to the other Creditors of the Class of which the Creditor to whom the Distribution was originally made is a member in accordance with the provisions of the Plan applicable to Distributions to that Class; and
(d) upon such reversion, the Claim of any Creditor or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Disbursing Agent and the Indenture Trustee to attempt to locate any Creditor holding an Allowed Claim, other than as set forth above.

     7.05 PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS.

          (a) NO DISTRIBUTION PENDING ALLOWANCE. Except as provided in this
     Article 7.05 of this Plan, no Distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

          (b) DISTRIBUTION RESERVE. The Disbursing Agent, after consultation with Reorganized Intermet, will create a reserve from the property to be distributed by the Disbursing Agent under the Plan (including, without limitation, the Inducement Cash Amounts and Convenience Cash Amounts, but excluding the Rights, attributable to

     Disputed Claims) to Holders of Disputed Claims. For avoidance of doubt, there shall be no distribution reserve with respect to the Rights.

          (c) DISTRIBUTION AFTER ALLOWANCE. Payments and Distributions from any reserve created under Section 7.05(b) of the Plan to a Creditor on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern Distributions to such Creditor.

          (d) DISTRIBUTIONS AFTER DISALLOWANCE. Upon resolution of all Disputed Claims, any funds remaining in any reserve created under Section 7.05(b) of the Plan with respect to Inducement Cash Amounts and Convenience Cash Amounts attributable to Disputed Claims that do not ultimately become Allowed Claims shall be distributed on a Pro Rata basis to (i) holders of Class 4 Claims that have previously made the Inducement Cash Election or the Convenience Cash Election and (ii) holders of Class 5 Claims.

     7.06 MANNER OF CASH DISTRIBUTION UNDER THE PLAN. Any Cash payment to be made by the Disbursing Agent as a Distribution pursuant to the Plan may be made by a check or wire transfer on a United States bank selected by the Disbursing Agent.

     7.07 DIRECTION TO PARTIES. From and after the Effective Date, the Disbursing Agent, or Reorganized Intermet may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.

     7.08 SETOFFS. The Reorganized Debtors may set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Allowed Claim, all claims, rights, and Causes of Action of any nature that any such Debtor may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such claims, rights, and Causes of Action that the Debtor may possess against such Holder, notwithstanding any compulsory counterclaim rules or requirements to the contrary.

     7.09 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code and applicable non-bankruptcy law, any transfers from the Debtors to Reorganized Intermet, or any other Person or entity pursuant to this Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     7.10 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all Distributions hereunder, the Disbursing Agent shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Holder of an Allowed Claim or Interest that is to receive a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution.

     7.11 NO FRACTIONAL DISTRIBUTIONS. No fractional shares or amounts of the Plan Securities will be issued or Distributed under the Plan. Each Person entitled to receive Plan Securities will receive the total whole number of shares to which such Person is entitled. Whenever any Distributions to a Person would otherwise call for Distribution of a fraction of any Plan Security, the actual Distribution of such Plan Security will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half (1/2) being rounded to the next lower whole number. No consideration will be provided in lieu of fractional amounts of Plan Securities that are rounded down. The total amount of Plan Securities to be Distributed to each Class of Claims will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither the Debtors, nor the Disbursing Agent will be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of one dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with one-half (1/2) dollars being rounded down.

                                    ARTICLE 8
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     8.01 ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts (and all insurance contracts and/or policies providing coverage to the Debtors' current and former directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Debtors) will be deemed assumed by the relevant Debtor and retained by the applicable Reorganized Debtor, as appropriate, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts and unexpired leases that (i) have been rejected by or pursuant to an order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Confirmation Date which is later granted by the Bankruptcy Court, (iii) which are identified on Exhibit L attached hereto, which shall be deemed rejected as of the Confirmation Date or the date set forth in Exhibit L, or (iv) Executory Contracts which are identified in any modifications made pursuant to Article 13.05 of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to Sections 365(a) and 1123 of the Bankruptcy Code, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to this Article 8 shall revest in and be fully enforceable by Reorganized Intermet or the relevant Reorganized Debtor, as appropriate, in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, (iii) applicable law, or (iv) agreement of the parties to such Executory Contracts.

     8.02 CURE OF DEFAULTS OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Any monetary amounts by which each Executory Contract or unexpired lease to be assumed pursuant to the Plan is in default shall be Cured, pursuant to Section 365(b)(1) of the Bankruptcy Code, by the relevant Debtor, by payment of the Cure amount (as such amount has been agreed upon by Reorganized Intermet, or in the event of a dispute regarding such Cure amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in Cash on or before thirty
(30) days after the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. Notice of the Cure amount is set forth in Exhibit M to the Plan. If no Cure amount is set forth in Exhibit M to the Plan, the Debtors believe no Cure amount is due. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any Cure payments, (2) the ability of Reorganized Intermet, the relevant Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (3) any other matter pertaining to assumption, the Cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

     8.03 CURE PROCEDURE. The Plan shall constitute notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the amount of any Cure amount owed, if any, under the applicable Executory Contract. Any non-Debtor party that fails to respond or object on or before the deadline scheduled by the Bankruptcy Court for objections to the Plan, shall be deemed to have consented to such proposed amount.

     8.04 REJECTION CLAIMS. Each Person who is a party to an Executory Contract rejected pursuant to this Article 8 shall be entitled to file, not later than thirty (30) days after the Confirmation Date, a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against any Debtor, any Reorganized Debtor, or any of the Estates. The Bankruptcy Court shall retain jurisdiction to determine any objections to Rejection Claims.

     8.05 CLASSIFICATION OF REJECTION CLAIMS. Except as otherwise provided under the Plan, Rejection Claims against any Debtor shall be treated as Allowed General Unsecured Claims against such Debtor to the extent they are deemed to be Allowed Claims, and shall be satisfied in accordance with the Plan and the Confirmation Order.

                                    ARTICLE 9
             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

     9.01 CONDITIONS PRECEDENT TO CONFIRMATION. The following are conditions precedent to the Confirmation of the Plan, unless and until each of the following conditions has been satisfied or waived, in accordance with Section 9.04, in writing by the Debtors and each of the Initial Committed Purchasers:

          (a) The Bankruptcy Court shall have entered the Confirmation Order.

          (b) The following documents shall be executed and delivered to the Initial Committed Purchasers in form and substance satisfactory to the Initial Committed Purchasers:

               (i)  a commitment letter relating to the Exit Financing Facility;

               (ii) the Private Placement Purchase Agreement;

               (iii) the Cash-Out Purchase Agreement.

          (c) The Restructuring Commitment Letter shall have been approved by the Bankruptcy Court pursuant to a Final Order.

          (d) The Restructuring Commitment Letter shall not have been terminated and all conditions precedent thereunder shall have been satisfied or waived, unless such conditions precedent relate to post-Confirmation events.

     9.02 CONDITIONS PRECEDENT TO EFFECTIVENESS. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, in accordance with Section 9.04, in writing by the Debtors and each of the Initial Committed Purchasers:

          (a) The Confirmation Order in form and substance reasonably satisfactory to the Initial Committed Purchasers, shall have become a Final Order.

          (b) The closing and an initial funding shall have occurred under the Exit Financing Facility and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.

          (c) The closing and funding shall have occurred under the Rights Offering and/or Private Placement Purchase Agreement and the Cash-Out Purchase Agreement and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.

          (d) The certificate of incorporation for Reorganized Intermet, and the bylaws of Reorganized Intermet (and similar corporate governance documents), the Registration Rights Agreement, the Stockholders' Agreement, and the Exit Financing Facility shall each be in form and substance acceptable to the Initial Committed Purchasers and shall be effective on the Effective Date.

          (e) The New Common Stock shall have been issued in accordance with the Plan;

          (f) The Restructuring Commitment Letter shall not have been terminated and all conditions precedent thereunder shall have been satisfied or waived.

          (g) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived; and

          (h) Reorganized Intermet and the Initial Committed Purchasers shall have approved the terms of the Employment Agreements.

     9.03 EFFECT OF FAILURE OF CONDITIONS TO EFFECTIVE DATE. In the event that one or more of the conditions set forth in Section 9.02 has not occurred or duly been waived by the Debtors and each of the Initial Committed Purchasers pursuant to Section 9.04 of the Plan on or before One Hundred Twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court, (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though Confirmation never occurred, and (d) the parties' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person in any further proceeding involving any Debtor.

     9.04 WAIVER OF CONDITIONS. The Debtors and each Initial Committed Purchaser, may but shall have no obligation to, waive any conditions set forth in Articles 9.01 and 9.02, without notice and without leave of or a Final Order of the Bankruptcy Court. To be effective, any such waiver shall be in writing and signed by the Debtors and each Initial Committed Purchaser, or shall be a stipulation on the record in these Cases agreed to by the Debtors and each Initial Committed Purchaser.

                                   ARTICLE 10
                         TITLE TO PROPERTY AND RELEASES

     10.01 VESTING OF PROPERTY. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, (a) the Debtors shall continue to exist as the Reorganized Debtors, with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Estates, wherever situated, shall vest in the relevant Reorganized Debtor, as appropriate, subject to the provisions of the Plan and the Confirmation Order. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. After the Effective Date, all property retained by the Reorganized Debtors pursuant hereto shall be free and clear of all Claims, debts, Liens, security interests, encumbrances, and interests, except as contemplated hereby and except for the obligation to perform according to the Plan and the Confirmation Order.

     10.02 DISCHARGE, RELEASE, AND INJUNCTION. Except as may otherwise be provided herein or in the Confirmation Order, the rights afforded and the payments and Distributions to be made and the treatment under the Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and termination of all Equity Interests of any kind, nature, or description whatsoever against the Debtors, the Reorganized Debtors, the Assets, their property or their Estates, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other claims, interests, or encumbrances upon all of the Debtors' Assets and property. Further, all Persons are precluded from asserting, against any of the Debtors or the Reorganized Debtors or their respective successors, or any property that is to be Distributed under the terms of the Plan, any Claims, obligations, rights, causes of action, liabilities, or Equity Interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided for in the Plan, or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is Allowed; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Equity Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Reorganized Debtors or any of the Debtors, or their successors or property, or the Assets, any of the following actions on account of such Allowed Claim or Equity Interest: (i) commencing or continuing in any manner any action or other proceeding on account of such Claim or Equity Interest against the Reorganized Debtors, any of the Debtors, or the property to be distributed under the terms of the Plan, other than to enforce any right to Distribution with respect to such property under the Plan; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Reorganized Debtors, the Debtors or any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (i) above; (iii) creating, perfecting, or enforcing any Lien or encumbrance against property of the Reorganized Debtors, any of the Debtors, or any property to be Distributed under the terms of the Plan; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due any Debtor, the Reorganized Debtors, the Assets or any other property of the Debtors, the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan. The foregoing discharge, release and injunction are an integral part of the Plan and are essential to its implementation. Each of the Debtors and the Reorganized Debtors shall have the right to independently seek the enforcement of the discharge, release and injunction set forth in this Article 10.02.

     10.03 NO WAIVER OF DISCHARGE. Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by
Section 1141 of the Bankruptcy Code.

     10.04 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided in the Plan, all injunctions or stays provided for in these Cases pursuant to Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date, at which time they are replaced with the injunction set forth in Article 10.02 herein.

     10.05 RELEASE.

          (a) On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, Intermet, Reorganized Intermet, the Debtors, the Reorganized Debtors, each Initial Committed Purchaser, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents on their own behalf and on behalf of each of the DIP Lenders, the Creditors' Committee and its members in such capacity and only in such capacity, and the Indenture Trustee shall have, and shall be deemed to have, conclusively, absolutely unconditionally, irrevocably, forever and completely released and discharged each of the current and former directors and officers, employees, agents, managers, advisors, attorneys or representatives (in their capacity as such and in no other capacity) of each of the Debtors from any and all Released Actions and Avoidance Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time on or before the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.

          (b) On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, Intermet, Reorganized Intermet, the Debtors and the Reorganized Debtors as Releasing Parties have and shall be deemed to have, conclusively, absolutely, unconditionally, irrevocably, forever and completely released and discharged each Initial Committed Purchaser, the Pre-Petition Agent, the Consenting Pre-Petition Lenders, the DIP Agents on their own behalf and on behalf of each of the DIP Lenders, the Creditors' Committee, and the Indenture Trustee, and each of their respective current and former members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives (in their capacity as such and in no other capacity) and their respective properties, from any and all Released Actions other than Avoidance Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time after the Petition Date through and including the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court.

          (c) On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, (i) each Person that votes to accept the Plan, (ii) all Holders of Claims, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and the treatment under the Plan, and (iii) each Person (other than the Debtors) that has held, holds or may hold a claim, as applicable, shall have, and shall be deemed to have, conclusively, absolutely, unconditionally, irrevocably, forever and completely, released and discharged each Released Party from any and all of Released Actions based in whole or in part upon any act, omission, transaction, event or other occurrence taking place at any time on or before the Effective Date, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order of the Bankruptcy Court, and in all respects, each Released Party shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under the Plan; provided, however, that any party in interest may enforce the terms of the Plan. Nothing in the Plan shall prejudice any right, remedy, defense, claim, cross-claim, counterclaim, or third party claim that any Person may have against any Person other than with respect to the Released Actions against the Released Parties.

          (d) Notwithstanding any provision of the Plan to the contrary, the foregoing releases in Articles 10.05 (b) and (c) shall not apply to (i) any indebtedness of any Person to the Debtors for money borrowed by such Person, (ii) any setoff or counterclaim that the Debtors may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against the Debtors, and (iii) any garnishments. Notwithstanding any provision in the Plan to the contrary, the releases contained in Article
     10.05 (b) of this Plan shall not be construed as or operate as a release of any Retained Actions, including Avoidance Actions.

          (e) On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, all Persons that hold, have held, or may hold a Released Action (or, to the extent applicable, an Avoidance Action or other action), proceeding, cause of action, suit, account, controversy, promise to pay, right to legal remedies, right to equitable remedies, right to payment, claim, obligation, litigation, judgment, damage, right or liability of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code) that is released pursuant to the provisions of this Plan (including, without limitation, Articles 10.05(a), (b) and (c) of the Plan) are hereby and shall be permanently enjoined and barred from taking any of the following actions on account of, relating to or based upon any such Released Action (or, to the extent applicable, an Avoidance Action) or other action, proceeding, cause of action, suit, account, controversy, promise to pay, right to legal remedies, right to equitable remedies, right to payment, claim, obligation, litigation, judgment, damage, right or liability of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code): (i) commencing or continuing in any manner any action or other proceeding against any of the Released Parties or its respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Released Parties or its respective property; (iii) creating, perfecting or enforcing any Lien or encumbrance against any of the Released Parties or its respective property; (iv) asserting any setoff, right of subrogation or recoupment of any kind directly or indirectly against any debt, liability or obligation due any of the Released Parties or against its respective property; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan or the Confirmation Order.

          (f) Each of the releases and injunction provided in this Article 10.05 is an integral part of the Plan and is essential to its implementation. Each of the Released Parties and any other Persons being released under, or protected by the injunction set forth in, this Article 10.05 shall have the right to independently seek the enforcement of such release and injunction.

     10.06 INSURANCE AND INDEMNIFICATION. Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against a Debtor or any other Person. Effective as of the Effective Date, the Reorganized Debtors shall obtain and maintain in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Debtors on terms no less favorable to the officers and directors than the terms of the existing insurance policies covering the officers and directors and otherwise on terms and conditions acceptable to the Debtors and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million. Effective on the Effective Date and at all relevant times thereafter, the Reorganized Debtors shall indemnify all officers and directors of the Debtors who served in such capacity at any time prior to the Effective Date for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by this Article 10.06, which policies (or extensions thereof having terms no less favorable to the officers and directors) shall be (and are hereby deemed to be) assumed by Reorganized Intermet in the Plan. The indemnity described herein shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. Furthermore, the amounts payable by the Reorganized Debtors pursuant to this Article 10.06 shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from the Reorganized Debtors, so long as the Reorganized Debtors shall have received a written undertaking by each such officer and director to repay such amounts to the Reorganized Debtors if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance. Each of the provisions set forth in this Article 10.06 is an integral part of the Plan and is essential to its implementation. Each Person entitled to indemnification and insurance pursuant to this Article 10.06 shall have the right to independently seek the enforcement of each of the terms of this Article 10.06.

                                   ARTICLE 11
                     MODIFICATION AND RESERVATION OF RIGHTS
                    IN THE EVENT OF NONACCEPTANCE OF THE PLAN

     Each Debtor hereby reserves the right to request that the Bankruptcy Court confirm the Plan over the objection of any Impaired Class in accordance with the applicable provisions of Section 1129(b) of the Bankruptcy Code. In addition, in the event that any Impaired Class or Classes of Allowed Claims shall not accept the Plan, upon the written request of the Debtors filed with the Bankruptcy Court, the Plan shall be modified, revised, and amended, with the consent of the Initial Committed Purchasers, which consent shall not be unreasonably withheld, to provide such treatment as set forth in such request, to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article.

                                   ARTICLE 12
                            RETENTION OF JURISDICTION

     12.01 RETENTION OF JURISDICTION. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over these Cases as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (a) to hear and determine all Claims against the Debtors; (b) to hear, determine and enforce all Causes of Action that may exist on behalf of any Debtor; and (c) for all purposes pertaining to the treatment, allowance or classification of Claims and Equity Interests, including issues arising under Section 502(c) of the Bankruptcy Code proceedings for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

          (a) to determine all questions and disputes regarding title to the Assets of the Debtors, all Causes of Action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any Debtor and any other party, including, without limitation, the Causes of Actions, the Avoidance Actions, and any other right to recover Assets pursuant to the provisions of the Bankruptcy Code;

          (b) to modify the Plan after the Confirmation Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

          (c) to enforce and interpret the terms and conditions of the Plan;

          (d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Debtors, the terms of the Plan, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

          (e) to enter an order closing these Cases;

          (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

          (g) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan or resolve any disputes regarding fees to be paid pursuant to the Plan;

          (h) to determine any applications or motions pending on the Effective Date or thereafter for the rejection of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

          (i) to determine any and all motions, applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

          (j) to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court and all matters pertinent to modification;

          (k) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan or the Reorganization Documents;

          (l) to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against any Debtor or Reorganized Debtor arising under or in connection with the Plan;

          (m) to issue such orders in aid of execution of the Plan as may be authorized by Section 1142 of the Bankruptcy Code;

          (n) to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan, the Cases, or the Confirmation Order; and

          (o) to interpret and enforce, and determine all questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in the Plan (including, without limitation, Articles 10.02, 10.05, 10.06 and 13.08 of the Plan) or the Confirmation Order.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     13.01 GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Reorganization Documents and any other contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to the principles of conflicts of law thereof.

     13.02 REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors so revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, any Debtor or any other Person or to prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving any Debtor.

     13.03 SUCCESSORS AND ASSIGNS. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

     13.04 TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     13.05 MODIFICATION OF THE PLAN AND AMENDMENTS. The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing Date with the consent of the Initial Committed Purchasers, which consent shall not be unreasonably withheld. The Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

     13.06 PROFESSIONAL FEES. All final applications for Professional Fees for services rendered in connection with these Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than sixty (60) days after the Effective Date. The obligation, if any, of Professionals employed pursuant to the Bankruptcy Court's Order authorizing the retention of ordinary course professionals to file fee applications shall be governed by that order.

     13.07 SUBSTANTIAL CONTRIBUTION COMPENSATION. Except as provided with respect to the Ad Hoc Trade Committee in section 6.22 of the Plan, no Person shall be entitled to request compensation or expense reimbursement for making a substantial contribution in the Cases pursuant to sections 503(b)(3), (4), and
(5) of the Bankruptcy Code.

     13.08 EXCULPATION. The Debtors, Reorganized Intermet, the Indenture Trustee, each Initial Committed Purchaser, the Pre-Petition Lenders, the Pre-Petition Agent, the DIP Agents, the Creditors' Committee, and their respective current and former members, shareholders, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other Professionals retained by such Persons) and any other Released Party shall have no, and shall not incur any, liability or obligation to any Person for any act or omission made in connection with, or arising out of the Cases, the Plan (and the Confirmation Order and any other Bankruptcy Court orders related thereto), the solicitation of votes for the pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order and, in all respects, such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under the Plan. The foregoing exculpation is an integral part of the Plan and is essential to its implementation. Each Person being exculpated pursuant to this Article 13.08 shall have the right to independently seek the enforcement of the terms of such exculpation.

     13.09 SECURITIES LAW MATTERS. It is an integral and essential element of the Plan that the issuance of the Plan Securities pursuant to the Plan shall be exempt from registration under the Securities Act, pursuant to Section 1145 of the Bankruptcy Code and from registration under state securities laws. Any Plan Securities issued to an "affiliate" of the Debtors within the meaning of the Securities Act or any Person the Debtors reasonably determine to be an "underwriter," and which does not agree to resell such securities only in "ordinary trading transactions," within the meaning of Section 1145(b)(1) of the Bankruptcy Code shall be subject to such transfer restrictions and bear such legends as shall be appropriate to ensure compliance with the Securities Act. Nothing in the Plan is intended to preclude the Securities and Exchange Commission from exercising its police and regulatory powers relating to the Debtors or any other entity.

     13.10 ENVIRONMENTAL LAW MATTERS. With respect to the Plan of Wagner Havana only, on March 11, 2005, the Illinois EPA issued a Violation Notice Letter (No. L-2005-01096) to Wagner Havana, regarding the Havana foundry site alleging various violations involving soil and groundwater contamination. On May 18, 2005, Wagner Havana submitted a Compliance Commitment Agreement to the Illinois EPA. On August 4, 2005, the Illinois EPA issued a Proposed Modification to the Compliance Commitment Agreement which set forth a compliance plan and other terms and conditions to address both the on and off-site contamination, as set forth in Exhibit N attached hereto. The compliance plan and all of the terms and conditions of the revised and modified Compliance Commitment Agreement are expressly incorporated into this Plan and shall be the obligations of Reorganized Wagner Havana and shall be enforceable by the Bankruptcy Court or state court in accordance with applicable non-bankruptcy law.

     13.11 RULES OF INTERPRETATION. For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or Exhibit filed, or to be filed, shall mean such document or Exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan;
(v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

     13.12 IMPLEMENTATION. The Debtors shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in the Plan.

     13.13 INCONSISTENCY. In the event of any inconsistency between the Plan and the Disclosure Statement, the provisions of the Plan shall govern, and in the event of any inconsistency between the Plan and any Reorganization Document, the provisions of the Plan shall govern.

     13.14 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Person with respect to any matter set forth herein.

     13.15 FILING OF ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     13.16 SUBSTANTIAL CONSUMMATION. Substantial consummation of the Plan under
Section 1101(2) of the Bankruptcy Code shall not be deemed to occur, the Cases shall remain open and not be deemed fully administered, and no final decree closing these Cases shall be entered pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, until the Effective Date, at the earliest.

Signature Pages For Debtors' Amended Plans Of Reorganization Dated August 12,
2005

                                         INTERMET CORPORATION,
                                            a Georgia corporation

                                            By: /s/ Gary Ruff
                                                -------------------------------
                                            Its: Chairman & CEO

                                         ALEXANDER CITY CASTING COMPANY, INC.,
                                            an Alabama corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         CAST-MATIC CORPORATION,
                                            a Michigan corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         COLUMBUS FOUNDRY, L.P.,
                                            a Delaware limited partnership

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President Intermet U.S.
                                                 Holding Inc.
                                                 General Partner

                                         DIVERSIFIED DIEMAKERS, INC.,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         GANTON TECHNOLOGIES, INC.,
                                            an Illinois corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

Signature Pages For Debtors' Amended Plans Of Reorganization Dated August
12, 2005

                                         INTERMET HOLDING COMPANY,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         INTERMET ILLINOIS, INC.,
                                            an Illinois corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         INTERMET INTERNATIONAL, INC.,
                                            a Georgia corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         INTERMET U.S. HOLDING, INC.,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         IRONTON IRON, INC.,
                                            an Ohio corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         LYNCHBURG FOUNDRY COMPANY,
                                            a Virginia corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

Signature Pages For Debtors' Amended Plans Of Reorganization Dated August
12, 2005

                                         NORTHERN CASTINGS CORPORATION,
                                            a Georgia corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         SUDBURY, INC.,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         SUDM, INC.,
                                            a Michigan corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         TOOL PRODUCTS, INC.,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         WAGNER CASTINGS COMPANY,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                         WAGNER HAVANA, INC.,
                                            a Delaware corporation

                                            By: /s/ Alan J. Miller
                                                -------------------------------
                                            Its: Vice President

                                    EXHIBIT A

                         RESTRUCTURING COMMITMENT LETTER

                                                                  EXECUTION COPY

R2 INVESTMENTS, LDC                             STANFIELD CAPITAL PARTNERS LLC

                                 August 4, 2005

INTERMET Corporation
5445 Corporate Drive, Suite 200
Troy, Michigan 48098
Attention: Gary F. Ruff
           President and Chief Executive Officer

Ladies and Gentlemen:

      The undersigned, on behalf of one or more of their related or associated entities to be designated by them (collectively, the "Initial Committed Purchasers"), in accordance with the terms and subject to the conditions set forth in this amended commitment letter and the amended restructuring term sheet attached hereto as Annex "A" (the "Term Sheet"), the terms and conditions of which are incorporated by reference herein (collectively, the "Commitment Letter"), are pleased to provide, on a standby basis:

      (a) a commitment to INTERMET Corporation ("Intermet) to purchase 7,500,000 shares of the common stock (the "New Common Stock") of Reorganized Intermet, at a purchase price of $10.00 per share, in accordance with the terms and subject to the conditions set forth in the Term Sheet opposite the caption "Private Placement Purchase Agreement" (the "Private Placement Backstop Investment"); and

      (b) a commitment to Intermet to purchase the Cash-Out Shares, at a purchase price of $10.00 per share, in accordance with the terms and subject to the conditions set forth in the Term Sheet opposite the captions "Cash-Out Purchase Agreement" and "Unsecured Claims" (the "Cash-Out Backstop Investment" and, together with the Private Placement Backstop Investment, the "Backstop Investment").

      Capitalized terms used in this Commitment Letter and not defined herein shall have the meanings assigned to such terms in the Term Sheet.

      The proceeds of the Backstop Investment are to be used by the Reorganized Company for general working capital and corporate purposes and to make certain specified payments in connection with and to facilitate the consummation of a plan of reorganization (the "Plan") that shall be filed by the Company with the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Bankruptcy Court"), in connection with the Company's chapter 11 proceedings (the "Chapter 11 Cases") initiated pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. sections. 101-1330, as amended (the "Bankruptcy Code"). The Plan shall be in form and substance consistent with the terms and conditions of this Commitment Letter.

      The Initial Committed Purchasers are willing to provide the Backstop Investment, on a several but not joint basis, to Reorganized Internet, substantially on the terms and conditions set forth in this Commitment Letter.

Intermet Corporation
August 4, 2005
Page 2

      The aggregate purchase price (the "Purchase Price") for the foregoing shares of New Common Stock will be payable in cash, by wire transfer of immediately available funds, to Reorganized Intermet on the Effective Date.

      In accordance with the terms and subject to the conditions set forth in this Commitment Letter:

      (a) R2 Investments, LDC, on behalf of one or more of its related or associated entities to be designated by it (collectively, "R2 Investments"), shall be obligated to purchase 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Private Placement Backstop Investment, and 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Cash-Out Backstop Investment; and

      (b) Stanfield Capital Partners, on behalf of one or more of its related or associated entities to be designated by it (collectively, "Stanfield Capital"), shall be obligated to purchase 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Private Placement Backstop Investment, and 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Cash-Out Backstop Investment.

      Neither of the Initial Committed Purchasers shall be obligated to pay or fund any part of the other Initial Committed Purchaser's portion of the Purchase Price.

      Set forth in detail in the Term Sheet are: (a) the conditions precedent to the obligations of the Initial Committed Purchasers to make the Backstop Investment; and (b) the provisions relating to the obligation of Intermet to pay the Commitment Amount and the Reimbursable Expenses.

      Each of the Initial Committed Purchaser's commitment to make the Backstop Investment is subject to, among other things, the satisfaction (or the written waiver by each of the Initial Committed Purchasers) of the conditions precedent set forth in the Term Sheet opposite the caption "Initial Committed Purchasers Conditions Precedent".

      The definitive investment documents, including, without limitation, the Restructuring Documents (collectively, the "Definitive Investment Documents") shall contain representations, warranties, and covenants customarily included in subscription and related agreements for similar standby underwriting investments or financings.

      On the Effective Date, Reorganized Intermet and the Initial Committed Purchasers shall enter into the Registration Rights Agreement. A summary of the terms and conditions of the Registration Rights Agreement is set forth on Annex "B" to this Commitment Letter.

      On the Effective Date, Reorganized Intermet will complete the Key Employees Rights Offering, in connection with which the Key Employees shall be afforded the opportunity to purchase, on a pro rata basis, up to 181,249 shares of New Common Stock, at a purchase price of $10.00 per share. The names of the Key Employees and the number of shares of New Common

Intermet Corporation
August 4, 2005
Page 3

Stock that may be purchased by each Key Employee are set forth on Annex "C" to this Commitment Letter.

      Upon reasonable notice and during normal business hours, Intermet will afford the Initial Committed Purchasers and their counsel, accountants and other representatives (collectively, the "Representatives") full and complete access to the books, records and properties of the Company and the opportunity to discuss the business, affairs and finances of the Company with the officers, employees, accountants, attorneys and representatives of the Company in order to enable the Initial Committed Purchasers and their Representatives to make such investigations of the Company and its business as they deem reasonably appropriate. Intermet agrees that it will cause the officers and employees of the Company, and will request their respective legal counsel and accountants, to cooperate so that the Initial Committed Purchasers can complete such review, including promptly disclosing to the Initial Committed Purchasers any material facts known to such parties which have resulted in, or could be expected to result in, a Material Adverse Change.

      Excluding any Indemnity Claim (as defined herein) arising solely from an Indemnified Party's (as defined herein) breach of this Commitment Letter or breach of any other agreements between an Indemnified Party and Intermet, or among an Indemnified Party and the Reorganized Company, Intermet agrees to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, partners, members, employees, attorneys, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim"), insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Commitment Letter or the proceeds of the Backstop Investment, and Intermet agrees to reimburse (on an as incurred monthly basis) each Indemnified Party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving this Commitment Letter, the Initial Committed Purchasers shall not be responsible or liable to Intermet or any other person or entity for any special, indirect, consequential, incidental or punitive damages. The obligations of Intermet under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any Definitive Investment Documents with respect to the Backstop Investment are executed and notwithstanding any termination of this Commitment Letter, and shall be binding upon Reorganized Intermet in the event that any plan of reorganization of Intermet is consummated.

      Except as provided herein, Intermet agrees that, once paid, the fees or any part thereof payable hereunder shall not be refundable or form the basis of any defense, setoff, or recoupment claim under any circumstances, regardless of whether the transactions contemplated by this

Intermet Corporation
August 4, 2005
Page 4

Commitment Letter are consummated. All fees payable hereunder shall be paid in immediately available funds.

      Intermet represents and warrants that: (i) all written information and other materials concerning the Company and the Plan (the "Information") which has been, or is hereafter, prepared by, or on behalf of, Intermet and delivered to the Initial Committed Purchasers were or will be, when delivered, when considered as a whole, complete and correct in all material respects and did not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made; and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by Intermet to be reasonable at the time made and (B) information believed by Intermet to have been accurate based upon the information available to Intermet at the time such projections were furnished to the Initial Committed Purchasers.

      Except as otherwise required by law, Intermet shall not issue any press release or make any other announcement that refers to the Initial Committed Purchasers or the Backstop Investment without the prior written consent of the Initial Committed Purchasers. Notwithstanding the sentence immediately preceding, in no event shall Intermet issue any such press release or make any such announcement without providing each of the Initial Committed Purchasers at least one business day to review the proposed press release or announcement and provide their written comments or suggested revisions with respect thereto.

      This Commitment Letter (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, including the Commitment Letter among R2 Investments, Stanfield Capital and Intermet dated June 21, 2005, (b) shall be governed, except to the extent that the Bankruptcy Code is applicable, by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (c) shall not be assignable by Intermet or the Initial Committed Purchasers; (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by Internet and the Initial Committed Purchasers.

      This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      Notwithstanding anything herein to the contrary, all of the obligations of Intermet hereunder are subject to the approval of the Bankruptcy Court. Intermet shall seek Bankruptcy Court approval of this Commitment Letter at the hearing scheduled for August 9, 2005 (including the Indemnification Obligations and the payment of the Commitment Amount and Reimbursable Expenses).

      If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to the Initial Committed Purchasers executed counterparts hereof not later than 4:00 p.m., New York City time, on August 4, 2005. This Commitment Letter will become effective upon the mutual exchange of executed counterparts hereof. This Commitment Letter shall expire at 4:00 p.m., New York City time, on August 4, 2005, unless it has previously become effective.

                                           Very truly yours,

                                           R2 INVESTMENTS, LDC
                                           (on behalf of certain of its
                                             related or associated entities)

                                           By: Amalgamated Gadget, L.P., as its
                                               Investment Manager

                                           By: Scepter Holdings, Inc., its
                                               General Partner

                                           By: /s/ Dave Gillespie
                                               --------------------------------
                                               Name: Dave Gillespie
                                               Title: Chief Financial Officer

                                           STANFIELD CAPITAL PARTNERS LLC
                                           (on behalf of certain of its related
                                             or associated entities)

                                           By: /s/ [ILLEGIBLE]
                                               --------------------------------
                                               Name: ___________________________
                                               Title: __________________________

Agreed and accepted on this
4th day of August, 2005

INTERMET Corporation

By: /s/ Gary F. Ruff
    -------------------------------------
    Name: Gary F. Ruff
    Title: President and Chief Executive Officer

                                    ANNEX "A"

                            Restructuring Term Sheet

                                                                  EXECUTION COPY

                              INTERMET CORPORATION

                            RESTRUCTURING TERM SHEET

                                 AUGUST 4, 2005

The transactions contemplated by this term sheet are subject to conditions to be set forth in definitive documents. This term sheet is part of the commitment letter (the "Commitment Letter"), dated August 4, 2005, addressed to Intermet (as defined below) by the Initial Committed Purchasers (as defined below) and is subject to the terms thereof. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

Until publicly disclosed by INTERMET Corporation, with the prior written consent of the Initial Committed Purchasers, this term sheet and the information contained herein is strictly confidential and may not be shared with any person other than the DIP Lenders (as defined below), the Senior Credit Lenders (as defined below), the Exit Facility Lenders (as defined below), the Official Committee of Unsecured Creditors (the "Creditors' Committee") appointed in the Chapter 11 Cases (as defined below), the Official Committee of Equity Holders (the "Equity Committee") appointed in the Chapter 11 Cases, the Ad Hoc Committee of Trade Claimants (the "Ad Hoc Trade Committee") and each such party's professionals and other advisors.

 COMPANY: INTERMET Corporation ("Intermet" and, as reorganized, "Reorganized Intermet"), and certain of its subsidiaries (together with Intermet, the "Company" and, as reorganized with Reorganized Intermet, the "Reorganized Company").

 NOTEHOLDERS:           The entities (the "Noteholders") that hold 9.75% Senior
                        Notes due 2009 issued by Intermet and guaranteed by certain subsidiaries of Intermet (collectively, the "Notes"). The claims held by the Noteholders (inclusive of principal and interest accrued as of the petition date of the Chapter 11 Cases) against Intermet and all of the guaranty claims held by the Noteholders against Intermet's debtor subsidiaries shall be collectively referred to herein as the "Noteholder Claims".

OTHER UNSECURED         Holders of all unsecured obligations (the "GUC Claims")
CLAIMANTS:              other than (i) the Notes; and (ii) such obligations
                        which qualify or elect to be treated in a convenience class (the "Convenience Class Claims") of Intermet and its debtor subsidiaries (the "GUC Holders", together with the Noteholders, the "Unsecured Holders").

INITIAL COMMITTED       R2 Investments, LDC and/or one or more of its related
PURCHASERS:             or associated entities (collectively, "R2
                        Investments") and Stanfield Capital Partners and/or one or more of its related or associated entities
                        (collectively, "Stanfield Capital" and, together with R2 Investments, the "Initial Committed Purchasers").

RESTRUCTURING           Subject to the terms of the Commitment Letter, Intermet
TRANSACTION:            shall restructure its capital structure (the
                        "Restructuring") through the chapter 11 plans of reorganization (as amended, modified or supplemented from time to time, the "Plan") and the related disclosure statement (as amended, modified or supplemented from time to time, the "Disclosure
                        Statement") filed with the United States Bankruptcy
                        Court for the Eastern District of Michigan, Southern
                        Division (the "Bankruptcy Court") on June 24, 2005 and
                        June 27, 2005, respectively, in cases commenced by the Company on September 29, 2004 under chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"), which Plan and
                        Disclosure Statement shall be modified so as to be consistent with this Term Sheet and acceptable to the Initial Committed Purchasers.

PRIVATE PLACEMENT       In accordance with the terms and subject to the
PURCHASE AGREEMENT:     conditions of a purchase agreement (the "Private
                        Placement Purchase Agreement"), the Initial Committed
                        Purchasers shall commit (the "Funding Commitment") to purchase, on a pro rata basis, on the Effective Date (as defined below), 7,500,000 shares (the "Private Placement
                        Shares") of newly-issued shares of common stock (the
                        "New Common Stock") of Reorganized Intermet, at a purchase price of $10.00 per share, to the extent not otherwise purchased in the Rights Offering (as defined below). The Funding Commitment shall be subject to the right of the Unsecured Holders, including the Initial
                        Committed Purchasers, pursuant to an election to be made in conjunction with voting on the Plan, to purchase, on a ratable basis, the full amount of the Private
                        Placement Shares (the "Rights Offering"). The Private
                        Placement Shares shall be subject to dilution by the Unsecured Shares (as defined below), the Key Employees
                        Rights Offering (as defined below), the Management
                        Incentive Plan (as defined below) and the Alternate
                        Subscription Shares (as defined below). In no event shall any Unsecured Holder have any right of over-subscription with respect to the Rights Offering.
                        Moreover, the rights afforded to all Unsecured Holders to purchase the New Common Stock shall be non-transferable provided, however, with respect to each unsecured claim, the holder of the claim on the tenth business day after the Bankruptcy Court approves the adequacy of the Disclosure Statement is the only person entitled to participate in the Rights Offering with respect to such claim, assuming such person continues to hold the claim. The Private Placement Purchase
                        Agreement, which shall reflect the agreement of the Initial Committed Purchasers to purchase the Private
                        Placement Shares to be issued by Reorganized Intermet in connection with the Plan, shall include representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties thereto. The Private Placement
                        Purchase Agreement (and the Plan with respect to items
                        (i) and (ii) below) shall, among other things, specifically contain:

                              (i) a provision specifying that Reorganized
                        Intermet shall obtain and maintain in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Company on terms and conditions acceptable to the Company and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million;

                              (ii) a provision specifying that Reorganized
                        Intermet shall indemnify all officers and directors of the Company who served in such capacity at any time prior to the Effective Date (as defined below) for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by paragraph (i) above, which policies (or extensions thereof having terms no less favorable to the officers and directors) shall be assumed by Reorganized Intermet in the Plan. The indemnity described in the preceding sentence shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. The provision shall specify that amounts payable by Reorganized Intermet pursuant to this provision shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from Reorganized Intermet, so long as Reorganized Intermet shall have received a written undertaking by each such officer and director to repay such amounts to Reorganized Intermet if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance;

                              (iii) a provision that the Private Placement
                        Purchase Agreement and the Cash-Out Purchase Agreement (as defined below) shall terminate automatically upon the termination of the Commitment Letter. Upon any such termination, the obligations of the parties to the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall be of no further force or effect, except as otherwise expressly set forth therein; and

                              (iv) a representation and warranty stating that
                        the Initial Committed Purchasers hold, as of the date of the Commitment Letter, collectively, on behalf of certain funds and managed accounts, in excess of $58.0 million in face amount of the Notes.

CASH-OUT PURCHASE       The detailed terms and conditions pursuant to which the
AGREEMENT:              Initial Committed Purchasers shall purchase the Cash-Out
                        Shares (as defined below) shall be set forth in a purchase agreement (the "Cash-Out Purchase Agreement") by and among Intermet and the Initial Committed
                        Purchasers. The Cash-Out Purchase Agreement shall include representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties.

OTHER FEATURES OF THE
RESTRUCTURING:

TREATMENT OF CLAIMS AND The treatment of claims and interests shall be as set
INTERESTS:              forth in the Plan and described in the Disclosure
                        Statement, in each case as modified to be consistent with this Term Sheet and acceptable to the Initial
                        Committed Purchasers.

THE KEY EMPLOYEE RIGHTS The Company will conduct a key employee rights offering
OFFERING:               (the "Key Employee Rights Offering"), in connection with
                        which the Company shall offer to the Key Employees (as defined below) the right to purchase, on a pro rata basis, 181,249 shares of New Common Stock, in consideration for cash in the amount of $10.00 per share. The Key Employees shall have a right of over-subscription with respect to the Key Employee
                        Rights Offering as set forth on Annex C to the Commitment Letter. Moreover, the rights to purchase shares of New Common Stock in connection with the Key
                        Employee Rights Offering shall be non-transferable.
                        Other terms and conditions of the Key Employee Rights
                        Offering are to be determined by the Company and the Initial Committed Purchasers, in consultation with the Creditors' Committee.

                        As used herein, the term "Key Employees" means those persons who: (i) shall be employed by the Company on the effective date of the Plan (the "Effective Date"); (ii) upon consummation of the Plan, shall be entitled to receive stay bonuses under the Intermet Amended and Restated Employee Retention Plan, dated effective September 20, 2004 and restated December 8,2004 (the "KERP"); and (iii) are identified in an annex to the Commitment Letter.

                        The Key Employees either (i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee Rights Offering.

PURCHASE OF             On the Effective Date: (i) the Initial Committed
CASH-OUT SHARES:        Purchasers shall purchase, on a pro rata basis, from
                        Reorganized Intermet the Cash-Out Shares, for an aggregate consideration equal to the product (the
                        "Aggregate Cash-Out Payment") determined by multiplying the Cash-Out Amount by the total number of Cash-Out
                        Shares; and (ii) the Initial Committed Purchasers shall deliver to Reorganized Intermet, by wire transfer of immediately available funds, cash in the amount of the Aggregate Cash-Out Payment, in consideration of the Cash-Out Shares.

EXIT FACILITY:          A term loan facility and a revolving loan/letter of
                        credit facility the total of which shall not exceed $260 million, or such other higher amount as the Company and Initial Committed Purchasers, in consultation with the Creditors' Committee, deem appropriate and necessary
                        (collectively, the "Exit Facility"), shall be made available, by one or more lenders (collectively, the "Exit Facility Lenders"), to the Company, on terms and conditions acceptable to the Company and the Initial
                        Committed Purchasers, in consultation with the Creditors' Committee.

EMPLOYMENT AGREEMENTS:  In connection with the Plan, each officer currently a party to an employment agreement with the Company shall enter into a new employment agreement between such officer and the Company, on terms and conditions acceptable to the Initial Committed Purchasers, in consultation with the Creditors' Committee, which shall supersede such officer's existing employment agreement.

MANAGEMENT INCENTIVE    On or as soon as reasonably practicable after the
PLAN:                   Effective Date, a management incentive plan (the
                        "Management Incentive Plan") shall be implemented to reserve for designated members of senior management of the Reorganized Company equity interests (including, without limitation, restricted common stock and/or options) in Reorganized Intermet in an amount up to 5.0% of the New Common Stock issued on the Effective Date.
                        The Management Incentive Plan will contain terms and conditions that shall be determined by the Board of Directors of Reorganized Intermet.

STOCKHOLDERS'           All holders of New Common Stock will be subject to a
AGREEMENT:              stockholders' agreement in the form attached hereto as
                        Exhibit B, as may be amended by mutual agreement of Intermet and the Initial Committed Purchasers, in consultation with the Creditors' Committee (the
                        "Stockholders' Agreement"). The Stockholders' Agreement will be effective as of the Effective Date.

REIMBURSABLE EXPENSES:  The Company shall pay, within 10 days of receipt of an invoice from the Initial Committed Purchasers, the reasonable and documented out-of-pocket fees and expenses incurred by the Initial Committed Purchasers, including the fees and expenses of their legal counsel, on and after January 10, 2005 in connection with the Restructuring, plus all of the reasonable and documented fees and expenses incurred by the Initial Committed Purchasers, including the fees and expenses of their legal counsel, in connection with the drafting, negotiation, prosecution or defense of the Commitment Letter (including this term sheet), the Private Placement Purchase Agreement, the Rights Offering, corporate governance documents, the Cash-Out Purchase Agreement, the Plan, the Disclosure Statement, the Confirmation Order, the Stockholders' Agreement, the Exit Facility agreements and related documents and any and all agreements and other documents ancillary hereto or thereto (collectively, the "Restructuring Documents"), including any fees and expenses incurred by the Initial Committed Purchasers in connection with obtaining all required regulatory approvals (collectively, the "Reimbursable Expenses"). The accrual of the Reimbursable Expenses to be paid by Intermet hereunder shall cease in the event that the Commitment Letter is terminated. So long as the Initial Committed Purchasers are not in material breach of their obligations under the Commitment Letter, the obligations of Intermet to pay the Reimbursable Expenses provided herein shall remain effective whether or not any of the transactions contemplated by this Term Sheet are consummated, any definitive documents with respect to the Restructuring are executed and notwithstanding any termination of the Commitment Letter, and shall be binding upon Reorganized Intermet whether or not any plan of reorganization with respect to Intermet is consummated.

                        Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the Reimbursable Expenses due shall be subject to the approval of the Commitment Letter by the Bankruptcy Court, and such payment not causing a default pursuant to the DIP Credit Facility, provided, however, if any such payment would cause a default pursuant to the DIP Credit Facility, the Initial Committed Purchasers shall have a super-priority administrative expense claim for such unpaid amount subordinate only to the claims of the DIP Lenders.

CORPORATE GOVERNANCE:   On the Effective Date, the Board of Directors of
                        Reorganized Intermet shall be composed of seven members.
                        On the Effective Date, five of such members shall be selected by the Initial Committed Purchasers, one of such members shall be the Chief Executive Officer of Reorganized Intermet and one of such members shall be selected by the Creditors' Committee. The member selected by the Creditors' Committee shall be acceptable to the Initial Committed Purchasers. Two of the five members selected by the Initial Committed Purchasers may not be officers, directors or employees of either of the Initial Committed Purchasers.

REGISTRATION RIGHTS:    On the Effective Date, Reorganized Intermet shall enter
                        into a Registration Rights Agreement with the Initial
                        Committed Purchasers, pursuant to which Intermet shall agree to register the resale of the shares of New Common
                        Stock issued to the Initial Committed Purchasers in accordance with the requirements of the Securities Act of 1933, as amended. The Registration Rights Agreement shall provide that any holder owning greater than 10% of the outstanding New Common Stock upon emergence shall be entitled to piggyback registration rights. A summary of the material terms and conditions of the Registration
                        Rights Agreement (including without limitation the time period which must have lapsed before any demand registration may be made thereunder) shall be set forth in an annex to the Commitment Letter.

INITIAL COMMITTED       The obligations of the Initial Committed Purchasers to
PURCHASERS CONDITIONS   purchase the Private Placement Shares, and the
                        obligations of the Initial Committed

PRECEDENT:              Purchasers to purchase the Cash-Out Shares, will be
                        subject to the following conditions precedent (each, an "Initial Committed Purchasers Condition Precedent"), each of which may be waived in writing by both of the Initial Committed Purchasers:

                        (i) Intermet shall have amended the Plan and Disclosure Statement in a manner consistent with this Commitment Letter, which Plan and Disclosure Statement, as amended, shall be in form and substance reasonably satisfactory to the Initial Committed Purchasers, on or before 5 days after execution of the Commitment Letter by Intermet;

                        (ii) a final, non-appealable order confirming the Plan (the "Confirmation Order"), in form and substance reasonably satisfactory to the Initial Committed Purchasers, shall have been entered by the Bankruptcy Court;

                        (iii) there shall not have occurred any Material Adverse
                              Change (as defined below);

                        (iv) execution and delivery of appropriate legal documentation regarding the Restructuring, including without limitation, (A) the amended and restated certificate of incorporation and bylaws of Reorganized Intermet and each of its subsidiaries, (B) the Exit Facility, (C) the Registration Rights Agreement, (D) Private Placement Purchase Agreement, (E) the Stockholders' Agreement, and (F) the Cash-Out Purchase Agreement, each in form and substance satisfactory to the Initial Committed Purchasers and the satisfaction of the conditions precedent contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                        (v) all material governmental, regulatory and third party approvals, waivers and/or consents in connection with the Restructuring (collectively, "Approvals") shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the Initial Committed Purchasers from consummating the transactions contemplated by the Commitment Letter;

                        (vi) the Company realizes year-to-date consolidated EBITDA for 2005, excluding administrative fees and expenses associated with the Restructuring, through the latest calendar month ending at least 25 days prior to the Effective Date, in an amount that is no less than the amount specified for such calendar month on Exhibit A hereto, and the Company shall provide the Initial

                              Committed Purchasers on the Effective Date a statement, which shall be executed by the President and Chief Executive Officer and Chief Financial Officer of Intermet, which shall set forth the actual year to date EBITDA through such calendar month;

                        (vii) issuance by Reorganized Intermet of the shares of
                              New Common Stock to the Initial Committed
                              Purchasers as described herein;

                        (viii) cash (or cash equivalents) and/or availability
                              under the Exit Facility as of the Effective Date, after giving effect to the proceeds realized from the issuance and sale of the Private Placement Purchase Shares, but taking into account distributions under the Plan, of at least the amount required pursuant to the Exit Facility, and the Company shall provide the Initial Committed Purchasers, on the business day immediately preceding the Effective Date, a certificate, executed by the President and Chief Executive Officer and the Chief Financial Officer of Intermet, confirming such availability;

                        (ix) payment in full of the Commitment Amount (as defined below) and all Reimbursable Expenses outstanding on the Effective Date, pursuant to the terms contained herein;

                        (x)   [INTENTIONALLY LEFT BLANK;]

                        (xi) the Exit Facility shall have closed on the terms and conditions acceptable to the Company and the Initial Committed Purchasers, in consultation with the Creditors' Committee, and not materially inconsistent with the terms of the Commitment Letter;

                        (xii) on the Effective Date, all representations and
                              warranties of the Company contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall be true, complete and accurate in all material respects; and

                        (xiii) on the Effective Date, all covenants of the
                              Company contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall have been complied with by the Company in all material respects.

INTERMET CONDITIONS The obligations of Intermet to consummate the transactions
PRECEDENT:          contemplated by the Commitment Letter will be subject to the following conditions precedent (each an "Intermet Condition
                    Precedent"), each of which may be waived in writing by Intermet, in consultation with the Creditors' Committee:

                        (i) on the Effective Date, all representations and warranties of the Initial Committed Purchasers contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall be true, complete and accurate in all material respects;

                        (ii) on the Effective Date, all covenants of the Initial Committed Purchasers contained in the Commitment Letter, Private Placement Purchase Agreement and the Cash-Out Purchase Agreement shall have been complied with by the Initial Committed Purchasers in all material respects;

                        (iii) the Confirmation Order, in form and substance
                              satisfactory to the Company, shall have been entered by the Bankruptcy Court;

                        (iv) execution and delivery of appropriate legal documentation regarding the Restructuring, including without limitation, (A) the amended and restated certificate of incorporation and bylaws of Reorganized Intermet and each of its Subsidiaries, (B) the Exit Facility, (C) the Registration Rights Agreement, (D) the Private Placement Purchase Agreement, (E) the Stockholders' Agreement and (F) the Cash-Out Purchase Agreement, each in form and substance satisfactory to the Company and the satisfaction of the conditions precedent contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                        (v) all material Approvals shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the Company from consummating the transactions contemplated by the Commitment Letter,

                        (vi) the Exit Facility shall have closed on the terms and conditions acceptable to the Company, and

                        (vii) (A) Reorganized Intermet shall obtain and maintain
                              in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective Date in favor of the former and current officers and directors of the Company on terms and conditions acceptable to the Company and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million and
                              (B)

                              Reorganized Intermet shall indemnify all officers and directors of the Company who served in such capacity at any time prior to the Effective Date (as defined below) for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by paragraph (A) above, which policies (or extensions thereof having terms no less favorable to the officers and directors) shall be assumed by Reorganized Intermet in the Plan. The indemnity described herein shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. Furthermore, amounts payable by Reorganized Intermet pursuant to the aforementioned shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from Reorganized Intermet, so long as Reorganized Intermet shall have received a written undertaking by each such officer and director to repay such amounts to Reorganized Intermet if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance.

TERMINATION OF      The Commitment Letter shall terminate and all of the
COMMITMENT LETTER:  obligations of the parties thereto (other than the obligations of Intermet to pay the Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment
                    Letter) shall be of no further force or effect, upon the giving of written notice of termination by the Initial
                    Committed Purchasers or, with respect to (xiii)(B) and (xvi) only, Intermet, in the event that any of the following occurs (each, a "Termination Event"), each of which may be waived in writing by both of the Initial Committed
                    Purchasers or, with respect to (xiii)(B) and (xvi) only, Intermet, as applicable:

                       (i) the Board of Directors of Intermet shall fail to approve of the terms and conditions of the Commitment Letter on or before the filing of a motion with the Bankruptcy Court seeking entry of the Approval Order (as defined below);

                       (ii) Intermet shall fail to file a motion with the Bankruptcy Court (or provide other notice) seeking an order (the "Approval Order"), approving the terms and conditions of the Commitment Letter and designating the payment of any indemnification or the payment of the Commitment

                              Amount and the Reimbursable Expenses payable thereunder as administrative expenses and obligations of Intermet, one business day after execution of the Commitment Letter by Intermet;

                       (iii) the Bankruptcy Court shall fail to enter the Approval Order on or before the 14th day following the filing of the motion seeking entry of the Approval Order;

                       (iv) Intermet and the Initial Committed Purchasers shall fail to agree upon, execute and deliver the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement on or before 30 days after the entry of the Approval Order;

                       (v) the Company shall fail to amend the Plan and Disclosure Statement in a manner consistent with this Commitment Letter, which Plan and Disclosure Statement, as amended, shall be in form and substance reasonably satisfactory to the Initial Committed Purchasers, on or before 5 days after execution of the Commitment Letter by Intermet;

                       (vi) the Disclosure Statement or a version thereof that is not inconsistent with the terms set forth in the Commitment Letter shall not have been approved by a final, non-appealable order of the Bankruptcy Court on or before 24 days after the filing of the motion seeking the Approval Order,

                       (vii) the Confirmation Order shall not have been entered by the Bankruptcy Court within 75 days of the entry of the Approval Order,

                       (viii) the Plan shall not have become effective on or
                              before the 20th day following confirmation of the Plan;

                       (ix) there shall be any modification to any provision of the Plan or the Disclosure Statement that is inconsistent with the terms and conditions set forth in the Commitment Letter, without the prior written consent of the Initial Committed Purchasers, which consent shall not be unreasonably withheld, or Intermet shall withdraw, or file a motion to withdraw, the Plan, except on terms reasonably acceptable to the Initial Committed Purchasers;

                       (x) an event shall have occurred or an order shall have been entered by the Bankruptcy Court that shall have the practical effect of preventing confirmation of the Plan on or before the date contemplated in clause (vii) above and such order or event shall not have been vacated or otherwise corrected within 30 days after receipt of notice from the Initial Committed Purchasers;

                       (xi) the conversion of one or more of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, unless any such conversion is made with the prior written consent of the Initial Committed Purchasers;

                       (xii) the appointment of a trustee, receiver or examiner with expanded powers in one or more of the Chapter 11 Cases, unless any such appointment is made with the prior written consent of the Initial Committed Purchasers;

                       (xiii) (A) one or more of the Initial Committed
                              Purchasers Conditions Precedent shall not have been satisfied (or waived by the Initial Committed Purchasers) on or before the Effective Date, unless such delay is solely due to the fault of the Initial Committed Purchasers; or (B) one or more of the Intermet Conditions Precedent shall not have been satisfied (or waived by the Intermet) on or before the Effective Date, unless such delay is solely due to the fault of the Intermet;

                       (xiv) 10 days after the receipt of written notice of termination by Intermet from the Initial Committed Purchasers that Intermet has failed to perform in any material respect any of its obligations under the Commitment Letter and such failure remains uncured at the conclusion of such ten-day period; or

                       (xv) at any time after the occurrence of a Material Adverse Change. As used herein, the term "Material Adverse Change" means any change, effect, event, occurrence, state of facts or development, either alone or in combination, and either known or unknown by the Company as of June 21, 2005, that is materially adverse to the business, financial condition or results of operation of Intermet and its subsidiaries, taken as a whole; provided, however, that in no event shall any change, effect, event, occurrence, state of facts or development that is disclosed in Intermet's Annual Report on Form 10-K for the twelve month period ended December 31, 2003, or in Intermet's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2004, June 30,2004 and September 30, 2004, or on any filing on Form 8-K made by Intermet prior to June 21, 2005, each in the form first filed by Intermet with the Securities and Exchange Commission, or any other information delivered in writing by the Company to the Initial Committed Purchasers prior to June 21, 2005, be considered a Material Adverse Change, and provided further, that in no event shall the prosecution of the Chapter 11 Cases on terms and conditions consistent with the terms and conditions set forth in the Commitment Letter be considered a Material Adverse Change.

                       (xvi) Intermet receives a binding offer with respect to a financial restructuring that (a) pays the Company's existing secured creditors in full in cash, and (b) delivers a dollar recovery to all Unsecured Holders in excess of the implied dollar recovery to Unsecured Holders as set forth in the Disclosure Statement.

REPRESENTATION OF   The Initial Committed Purchasers represent to the Debtors
INITIAL COMMITTED   that the Initial Committed Purchasers hold, as of the date
PURCHASER           of the Commitment Letter, collectively, on behalf of certain
OWNERSHIP:          funds and managed accounts, in excess of $58.0 million in
                    face amount of the Notes. If the Initial Committed
                    Purchasers, at any time prior to the date on which the Plan shall be confirmed by the Bankruptcy Court or the termination of the Commitment Letter, shall fail to hold collectively, on behalf of such funds and managed accounts, at least $58 million in face amount of the Notes, the Initial Committed Purchasers shall promptly deliver written notice (the "Sell-Down Notice") thereof to Intermet.

                    So long as Intermet is not in breach of its obligations under the Commitment Letter, Intermet may terminate the Commitment Letter at any time within five business days of its receipt of the Sell-Down Notice by delivering to the Initial Committed Purchasers written notice (the "Sell-Down Termination Notice") of such termination. Upon the receipt of the Sell-Down Termination Notice by the Initial Committed Purchasers, the Commitment Letter shall terminate and all of the obligations of the parties thereto (other than the obligations of Intermet to pay the Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect.

COMMITMENT AMOUNT:  In accordance with the terms and conditions of the
                    Commitment Letter and this Term Sheet, Intermet shall pay the Initial Committed Purchasers an amount equal to $3.0 million (the "Commitment Amount") on the Effective Date. In the event that the Commitment Letter is terminated prior to the Effective Date, the Commitment Amount shall not be payable. Notwithstanding anything contained herein to the contrary, in the event that the Commitment Letter is terminated in accordance herewith prior to the Effective Date, the Initial Committed Purchasers sole and exclusive remedy shall be limited to the payment of the Reimbursable Expenses accrued up until the date of termination and the Indemnification Obligation (as defined in the Commitment Letter).

                    The Initial Committed Purchasers shall have no duties or obligations under the Commitment Letter, Private Placement Purchase Agreement or Cash-Out Purchase Agreement, other than those expressly set forth herein or therein.

                    Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the payment of the Commitment Fee shall be subject to the approval of the Commitment Letter by the Bankruptcy Court, and such payment not causing a default under the DIP Credit Facility; provided, however, if any such payment would cause a default pursuant to the DIP Credit Facility, the Initial Committed Purchasers shall have a super-priority administrative expense claim for such unpaid amount subordinate only to the claims of the DIP Lenders.

ALTERNATE           So long as the 'Commitment Letter has not been previously
APPLICATION OF THE terminated, on the Effective Date, the Initial Committed COMMITMENT AMOUNT: Purchasers:(i) may purchase up to 300,000 additional shares of New Common Stock, at a purchase price of $10.00 per share, by delivering to Reorganized Intermet, by wire transfer of immediately available funds, cash in an amount up to the Commitment Amount that the Initial Committed
                    Purchasers shall have previously received; and (ii) may apply all or any portion of the Commitment Amount otherwise payable to the Initial Committed Purchasers toward the purchase of up to 300,000 additional shares of New Common
                    Stock at a purchase price of $10.00 per share. Any shares of New Common Stock purchased by an Initial Committed Purchaser
                    (collectively, the "Alternate Subscription Shares") pursuant to this paragraph shall be issued to such Initial Committed
                    Purchaser on the Effective Date, and the portion of the Commitment Amount otherwise payable to such Initial
                    Committed Purchaser shall be correspondingly reduced.

PLAN SUPPORT:       Until the termination of the Commitment Letter in accordance with its terms, the Initial Committed Purchasers agree to support confirmation of the Plan and agree not to support any other plan of reorganization with regard to the Company.

                                    EXHIBIT A

                              INTERMET CORPORATION

If the latest calendar month         Then the year-to-date
ending at least 25 days              2005 consolidated
prior to the Effective Date          EBITDA, excluding
is the month of:                     administrative fees and
                                     expenses associated
                                     with the Restructuring,
                                     for such calendar
                                     month shall be no less
                                     than:
June 2005                            $15,230,000
July 2005                            $14,163,000
August 2005                          $17,149,000
September 2005                       $22,476,000
October 2005                         $26,799,000
November 2005                        $29,725,000
December 2005                        $27,459,000

                                    EXHIBIT B

                            STOCKHOLDERS' AGREEMENT

                             STOCKHOLDERS AGREEMENT

                                      AMONG

                              INTERMET CORPORATION

                                       AND

                       THE STOCKHOLDERS SPECIFIED HEREIN

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
STOCKHOLDERS AGREEMENT among INTERMET CORPORATION and THE
        STOCKHOLDERS SPECIFIED HEREIN .............................   1

TABLE OF CONTENTS .................................................   i

INTERMET CORPORATION STOCKHOLDERS AGREEMENT .......................   1

Preamble ..........................................................   1

ARTICLE I DEFINITIONS .............................................   1
        1.1      Definitions ......................................   1

ARTICLE II RESTRICTIONS ON TRANSFER ...............................   3
        2.1      Transfers Binding Upon Transferees ...............   3
        2.2      Restrictions on Transfer .........................   3
        2.3      Agreement to Become Party; Invalid Transfers .....   5
        2.4      Issuance of New Company Shares ...................   5
        2.5      Legends ..........................................   5

ARTICLE III INFORMATION RIGHTS AND CONFIDENTIALITY.................   6
        3.1      Information Rights ...............................   6
        3.2      Confidentiality ..................................   6

ARTICLE IV MISCELLANEOUS ..........................................   7
        4.1      Amendment and Waiver .............................   7
        4.2      Severability .....................................   7
        4.3      Entire Agreement .................................   7
        4.4      Successors and Assigns ...........................   7
        4.5      Counterparts .............. ......................   8
        4.6      Remedies .........................................   8
        4.7      Notices ..........................................   8
        4.8      Delivery by Facsimile ............................   8
        4.9      Descriptive Headings .............................   8
        4.10     Governing Law ....................................   8
        4.11     Submission to Jurisdiction........................   9
        4.12     Agreement Binding and Enforceable ................   9

                              INTERMET CORPORATION
                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of [Effective Date], among INTERMET Corporation, a Delaware corporation (the "Company"), each of the holders of the Common Stock (as hereinafter defined), as set forth on Schedule 1, and each other holder or potential holder of Common Stock who may be or may become bound by the terms of this Agreement, pursuant to the provisions of Sections 2.3, 2.4, or 4.12 hereof or otherwise (the "Stockholders").

                                    PREAMBLE

            WHEREAS, pursuant to the Plan (as hereinafter defined), each Stockholder listed on Schedule I hereto is receiving from the Company, on the date hereof, the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I hereto; and

            WHEREAS, pursuant to the Plan, the Company and the Stockholders are entering into this Agreement to govern certain of their rights relating to the Common Stock.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 DEFINITIONS. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

            "Agreement" has the meaning set forth in the first paragraph hereof.

            "Beneficial Owner" and "Beneficial Ownership" shall be determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The term "Beneficially Owned" shall have a correlative meaning.

            "Common Stock" means the Common Stock, $[-] par value per share, of the Company.

            "Company" has the meaning set forth in the first paragraph hereof.

            "Company Shares" means any shares of any class or series of capital stock of the Company (or any securities, options, or warrants convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company) held by any Stockholder.

            "Effective Date" means the date and time immediately following the consummation of the Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Person" has the meaning set forth in Section 2.2.

            "Plan" means the Debtors' Plan of Reorganization filed by the Company with the United States Bankruptcy Court of the Eastern District of Michigan, Southern District, on June 24, 2005, as amended, modified and supplemented on or prior to the date hereof.

            "Public Offering" means any public offering of Common Stock registered under the Securities Act.

            "R2 Investments" means R2 Investments, LDC and/or one or more of its related or associated entities.

            "Registrant" has the meaning assigned in Rule 12b-2 under the Exchange Act.

            "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time.

            "Stanfield" means Stanfield Capital Partners LLC and/or one or more of its related or associated entities.

            "Stockholders" has the meaning set forth in the Preamble.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, capital stock possessing the voting power under normal circumstances to elect a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

            "Ten Percent Holder" means, the Beneficial Owner of at least 10% of the outstanding Common Stock on the Effective Date.

"Transfer" has the meaning set forth in Section 2.2 of this Agreement. The terms "Transferee", "Transferor" "Transferred" and other forms of the word "Transfer" shall have correlative meanings.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

            2.1 TRANSFERS BINDING UPON TRANSFEREES. The terms of this Agreement shall be binding upon any Transferee of any Company Shares.

            2.2 RESTRICTIONS ON TRANSFER. The following restrictions shall apply to any Transfer of any of the Company Shares:

            (a) If an individual, partnership, limited liability company, firm, company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (each a "Person"), shall attempt to transfer in any manner whatsoever, including by way of sale, transfer, assignment, conveyance or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, other than a sale, transfer, assignment, conveyance or other disposition to the Company, any of the Company Shares (any such transfer or assignment being a "Transfer"), (provided, however, that a transaction that is a pledge shall not be deemed a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer), then such Transfer shall be void and shall not be recognized by the Company, except as authorized pursuant to this Section 2.2.

            (b) The restrictions contained in this Section 2.2 are for the purpose of ensuring that the Company is not required to become a Registrant under the Exchange Act due to the number of Stockholders. In connection therewith, and to provide for the effective policing of these provisions, a potential transferor or transferee who proposes to effect a Transfer, prior to the date of the proposed Transfer, must submit a request in writing (a "Request") that the Company review the proposed Transfer and authorize or not authorize the proposed Transfer. A Request shall be mailed or delivered to the attention of the Chief Executive Officer and the General Counsel of the Company at the Company's principal place of business or telecopied to the Company's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Company. A Request shall include (i) the name, address and telephone number of the proposed transferee, (ii) a description of the interest proposed to be Transferred by the proposed transferee, (iii) the date on which the proposed Transfer is expected to take place, (iv) the name of the proposed transferor of the interest to be Transferred, (v) the percentage of the proposed transferor's Company Shares to be Transferred and (vi) a Request that the Company authorize, if appropriate, the Transfer and inform the proposed transferor and transferee of its determination regarding the proposed Transfer. Each such Request shall be reviewed, on behalf of the Company, by the Company's General Counsel or, if the Company does not have a General Counsel at the time of such Request, by the Chief Executive Officer of the Company (such reviewing executive hereinafter referred to as the "Reviewer"). Subject to subparagraph (c) hereof, the Reviewer shall conclusively determine whether to authorize or reject the proposed Transfer, and shall promptly, and in any event within thirty (30) days after receipt of (i) a properly completed Request and (ii) any additional information the Reviewer may request pursuant to Section 2.2(c), inform the proposed transferee or transferor making the Request of such determination.

            (c) Notwithstanding anything to the contrary set forth in this
Section 2.2, the Reviewer shall authorize (i) any proposed Transfer by a Stockholder of the Company to another Stockholder of the Company, and (ii) any proposed Transfer of all of the Company Shares owned by the proposed transferor to a Person who is treated as a single record holder under the Exchange Act. The Reviewer shall reject any proposed Transfer that the Reviewer determines in good faith could cause the Company to be required to become a Registrant under the Exchange Act due to the number of Stockholders. For the avoidance of doubt, the Reviewer shall address requests for Transfers contemplated in the order in which the Requests are received. In deciding whether to approve any proposed Transfer, the Reviewer may seek the advice of outside counsel to the Company and may request all relevant additional information from the proposed Transferor and/or the Transferee necessary to make her or his determination. The Reviewer may rely in good faith upon any advice so provided and on information provided in the Request or pursuant to this Section 2.2(c).

            (d) Any Transfer attempted to be made in violation of this Section
2.2 will be null and void. The proposed transferee shall not be entitled to any rights of stockholders of the Company, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions, with respect to the Company Shares that were the subject of such attempted Transfer.

            (e) In addition to any remedies available to the Company under applicable law or in equity, after learning of a Transfer not in compliance with this Section 2.2, the Company shall demand the immediate surrender, or cause to be immediately surrendered, to the Company, all certificates representing the Company Shares that were the subject of such attempted transfer, or any proceeds received upon a sale of such Company Shares, and any dividends or other distributions made after such noncompliant transfer with respect to such Company Shares, if any. Any such surrendered certificates shall be destroyed. If any such certificates are not immediately surrendered, the Company shall cancel such certificates, or cause such certificates to be cancelled, on the stock transfer records and other records of the Company. Any shares attempted to be transferred pursuant to a destroyed or cancelled certificate shall continue to be registered in the name of the purported Transferor. Nothing in this subparagraph (e) shall be deemed inconsistent with the Transfer of such securities being deemed null and void pursuant to subparagraph (d) hereof.

            (f) The Company may require, as a condition precedent to the registration of the Transfer of any of the Company Shares or the payment of any distribution on any of the Company Shares, that the proposed transferor and transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Shares. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Chief Executive Officer under the direction of the Board of Directors to be necessary or advisable to implement this Section 2.2, including, without limitation, instructing the transfer agent not to register any Transfer of Company Shares on the Company's stock transfer records if it has knowledge that such Transfer is prohibited by this Section 2.2. and/or authorizing such transfer agent to require an affidavit from a transferee or transferor regarding such Person's ownership of Company Shares and other evidence that a Transfer will not be prohibited by this Section 2.2, as a condition to registering any Transfer.

            (g) Nothing contained in this Section 2.2 shall limit the authority of the Company, its executive officers or the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to ensure that the Company is not required to become a Registrant under the Exchange Act due to the number of Stockholders.

            (h) The provisions of this Section 2.2 shall terminate upon the earliest of (i) any Public Offering of Common Stock, (ii) the filing by the Company of a registration statement pursuant to Section 12(g) of the Exchange Act, and (iii) such time as the Board of Directors determines that the provisions of this Section 2.2 are no longer necessary for the preservation of the Company's status as a non-reporting company under the Exchange Act.

            (i) This Section 2.2 shall not apply to the Transfer of any Common Stock offered and sold by a Stockholder in conjunction with a Public Offering. Upon completion of a Public Offering, the holder of any certificate representing any Common Stock offered or sold in conjunction with such Public Offering shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing either of the legends required under Section 2.5.

            2.3 AGREEMENT TO BECOME PARTY; INVALID TRANSFERS. No Stockholder may Transfer any Company Shares unless, prior to the consummation thereof, such Stockholder delivers to the Company a counterpart or joinder of this Agreement executed by the Transferee of such Company Shares.

            2.4 ISSUANCE OF NEW COMPANY SHARES. Prior to any issuance of Company Shares (other than pursuant to a Public Offering) to any Person who is not already a Stockholder, the Company shall cause such Person to execute and agree to deliver to the Company a counterpart or joinder of this Agreement.

            2.5 LEGENDS. (a) Each certificate evidencing Company Shares subject to the terms hereof and each certificate issued in exchange for or upon the Transfer of any such Company Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF [-], 2005, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES (THE "COMPANY") AND ITS STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Subject to the prior approval of the Board of Directors, the holder of any certificate representing Company Shares and bearing such legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth above.

(b) In addition, each certificate evidencing Company Shares issued to a Ten Percent Holder shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

A holder of a certificate representing shares of Company Shares and bearing such legend shall be entitled to have a new certificate issued without such legend upon delivery to the Company of an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required to ensure compliance with the Securities Act.

                                   ARTICLE III
                     INFORMATION RIGHTS AND CONFIDENTIALITY

            3.1 INFORMATION RIGHTS. After the end of each fiscal year, the Company shall provide to each Stockholder that shall request such information in writing (so long as such information may be provided by the Company without unreasonable effort or expense), an audited balance sheet of the Company as of the end of such fiscal year, and an audited statement of income and statement of cash flows of the Company for such year, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by the Company's independent public accountants.

            3.2 CONFIDENTIALITY. Each Stockholder agrees to use commercially reasonable efforts (equivalent to the efforts such Stockholder applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all information regarding the Company and its business provided to such Stockholder by the Company pursuant to Section 3.1 or otherwise for a period of two years following receipt thereof, except that such Stockholder may disclose such information: (a) to its authorized representatives, so long as such authorized representatives have agreed in writing to comply with the covenant contained in this Section 3.2; (b) in connection with any Transfer or proposed Transfer to any bona fide proposed Transferee that has agreed in writing to comply with the covenant contained in this Section 3.2 (and any such bona fide proposed Transferee may disclose such information to its authorized representatives, so long as such authorized representatives have agreed in writing to comply with the covenant contained in this Section 3.2); (c) as required or requested by any governmental authority or compelled by any court decree, subpoena or legal or administrative order or process; (d) in connection with the exercise of any right or remedy under this Agreement or in connection with any action, claim, lawsuit, demand, investigation or proceeding to which such Stockholder is a party before any governmental authority or before any arbitrator or panel of arbitrators; or (e) that ceases to be confidential through no fault of such Stockholder.

                                   ARTICLE IV
                                 MISCELLANEOUS

            4.1 AMENDMENT AND WAIVER. This Agreement may only be modified or amended, and the provisions hereof may be waived, by an instrument in writing signed by the Company and approved by the Board of Directors, provided, however, that: (a) any amendment, modification or waiver that would adversely affect the rights or obligations of all Stockholders under Sections 2.2 and 3.1 hereof shall not be effective without the prior written consent of the holders of at least 66.6% of all shares of Common Stock then issued and outstanding; (b) any amendment, modification and waiver that would adversely affect the rights or obligations of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights or obligations hereunder of all Stockholders, shall not be effective as to such Stockholder without its prior written consent; and (c) the Company may automatically amend Schedule 1 hereto and may distribute such amended Schedule 1 to each of the Stockholders upon any change in any Stockholder's information thereon, such as a change in the Stockholder's notice information or a change required as a result of a Transfer of Common Stock by a Stockholder in accordance with this Agreement, or a change required as a result of the addition of additional Stockholders in accordance with Section 2.3 or
Section 2.4. Any waiver of any provision of this Agreement must be granted in writing by the party granting such waiver.

            4.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            4.3 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            4.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and their respective successors and permitted assigns, subject to the restrictions on transfer set forth herein.

            4.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            4.6 REMEDIES. The Company and the other Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            4.7 NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule 1 hereto and to any subsequent holder of Company Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

            INTERMET Corporation
            5445 Corporate Drive
            Suite 200
            Troy, Michigan 48098
            Attn: Chief Executive Officer and General Counsel

            4.8 DELIVERY BY FACSIMILE. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

            4.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            4.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            4.11 SUBMISSION TO JURISDICTION. The Company and each Stockholder hereby irrevocably submit to any suit, action or proceeding arising out of or related to this Agreement to the exclusive jurisdiction of any court of the State of Delaware located in Wilmington and waive any and all objections to jurisdiction that they may have under the laws of the State of Delaware or the United States and any claim or objection that any such court is an inconvenient forum.

            4.12 AGREEMENT BINDING AND ENFORCEABLE. This Agreement shall be binding on and enforceable by each holder of Common Stock that shall receive such Common Stock pursuant to the terms of the Plan, to the same extent and with the same effect as if such holder shall have executed and delivered this Agreement as of the date hereof, irrespective of whether; (a) such holder is a signatory hereto; (b) such holder's name is set forth on Schedule 1 hereto; and
(c) such holder shall receive the certificate or certificates evidencing such Common Stock on or after the Effective Date. Upon the written request of the Company, each holder of Common Stock that is not a signatory to this Agreement agrees to execute and deliver to the Company a counterpart or joinder to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             INTERMET CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             [Name of Stockholder]

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                             [Name of Stockholder]

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                             [Name of Stockholder]

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                             [Name of Stockholder]

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                  [Signature Pages to Stockholders Agreement]

                                   SCHEDULE 1
                                  STOCKHOLDERS

NAME AND ADDRESS OF              SHARES OF COMMON
    STOCKHOLDER                       STOCK
-------------------              ----------------

                                    ANNEX "B"

                       Summary of the Terms and Conditions
                      of the Registration Rights Agreement

      The Registration Rights Agreement shall provide, among other things, that:

      (i) within sixty days after the date on which Reorganized Intermet shall receive a written request, signed by either of the Initial Committed Purchasers, pursuant to which such Initial Committed Purchaser shall request that Reorganized Intermet register the resale of the shares of New Common Stock held by such Initial Committed Purchaser under the Securities Act of 1933, as amended (the "Securities Act"), Reorganized Intermet shall prepare and file, and shall use its reasonable best efforts to have declared effective within sixty days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock held by such Initial Committed Purchaser (the "Shelf Registration"); and

      (ii) Reorganized Intermet shall keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the Securities and Exchange Commission (the "SEC"), (b) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradeable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act or (e) such Registrable Securities cease to be outstanding.

      The Registration Rights Agreement shall include such other provisions, including provisions relating to indemnification and contribution and the payment by Reorganized Intermet of the fees and expenses incurred by the Initial Committed Purchasers, customarily included in registration rights agreements entered into in connection with similar financings.

      The Registration Rights Agreement shall also provide that any person holding more than 10% of the outstanding New Common Stock on the Effective Date shall be entitled to piggy-back registration rights.

                                    ANNEX "C"

                          Key Employee Rights Offering

                                                       NUMBER OF SHARES OF NEW
NAME OF KEY EMPLOYEE                                        COMMON STOCK
-----------------------------------------------        -----------------------
Those persons who upon consummation of the Plan,              181,249*
shall be entitled to receive stay bonuses under
the Intermet Amended and Restated Employee
Retention Plan, dated effective September 20,
2004 and restated December 8, 2004 and are
classified as Tier I Participants or Tier II
Participants

* To the extent that the KERP Shares exercised by TIER I participants plus the KERP Shares exercised by the TIER II participants is less than 181,249, such TIER I participants and such TIER II participants may purchase the KERP Shares that have not otherwise been exercised on a pro rata basis based upon the KERP payment which would otherwise be due to such participant. In no event will more than 181,249 shares be issued.

                                    EXHIBIT B

                             DISTRIBUTION SCHEDULE

                              DISTRIBUTION SCHEDULE

($)

                                         Cash per      Shares       $/Share      Rights per     $/right        Recovery
Debtor                                 $1000 Claim  $1000 Claim  Per Valuation  $1000 Claim  Per Valuation  as a % of Claim
-------------------------------------  -----------  -----------  -------------  -----------  -------------  ---------------
Intermet Corporation(c)                $      0.00         4.09  $       16.91        12.28  $        6.91             15.4%
Columbus Foundry, L.P.                        0.00         4.00          16.91        12.00           6.91             15.1%
Diversified Diemakers, Inc.                   0.00         3.13          16.91         9.39           6.91             11.8%
Tool Products, Inc.                           0.00         3.00          16.91         9.00           6.91             11.3%
Northern Castings Corporation                 0.00         2.94          16.91         8.83           6.91             11.1%
Cast-Matic Corporation                        0.00         2.90          16.91         8.70           6.91             10.9%
Intermet U.S. Holding, Inc.                   0.00         2.75          16.91         8.24           6.91             10.3%
Ganton Technologies, Inc.                     0.00         2.67          16.91         8.00           6.91             10.0%
Lynchburg Foundry Company                     0.00         2.63          16.91         7.90           6.91              9.9%
Sudbury, Inc.                                 0.00         2.62          16.91         7.86           6.91              9.9%
Wagner Havana, Inc.                           0.00         2.62          16.91         7.86           6.91              9.9%
Intermet Illinois, Inc.                       0.00         2.61          16.91         7.84           6.91              9.8%
Ironton Iron, Inc.                            0.00         2.61          16.91         7.84           6.91              9.8%
Wagner Castings Company (d)                   0.00         2.61          16.91         7.84           6.91              9.8%
SUDM, Inc.                                    0.00         2.61          16.91         7.84           6.91              9.8%
Alexander City castings Company, Inc.         0.00         2.61          16.91         7.84           6.91              9.8%
Intermet International                        0.00          N/A          16.91          N/A           6.91            100.0%
Intermet Holding Company                      0.00          N/A          16.91          N/A           6.91              N/A
Intermet et.al.(e)                            0.00         4.09          16.91        12.28           6.91             15.4%

Noteholders                                               12.71  $       16.91        38.12  $        6.91             47.8%

($)
                                       Cash Inducement                     Convenience
                                          Recovery        Inducement      Class Recovery    Convenience
Debtor                                 as a % of Claim   Cash Pool(a)     as a % of Claim   Cash Pool(b)
-------------------------------------  ---------------   --------------- ---------------   ------------
Intermet Corporation(c)                           16.2%  $     l,501,901             16.2%  $    488.681
Columbus Foundry, L.P.                            15.8%        1,499,723             15.8%       594,047
Diversified Diemakers, Inc.                       12.4%          416,418             12.4%       350,337
Tool Products, Inc.                               11.9%          737,597             11.9%       367,900
Northern Castings Corporation                     11.7%          180,772             11.7%       130,258
Cast-Matic Corporation                            11.5%          375,002             11.5%       134,304
Intermet U.S. Holding, Inc.                       10.9%          648,143             10.9%       257,093
Ganton Technologies, Inc.                         10.6%          748,563             10.6%       468,922
Lynchburg Foundry Company                         10.4%          981,416             10.4%       309,212
Sudbury, Inc.                                     10.4%          297,963             10.4%           711
Wagner Havana, Inc.                               10.4%          149,176             10.4%        26,236
Intermet Illinois, Inc.                           10.4%          144,935             10.4%            36
Ironton Iron, Inc.                                10.4%          290,373             10.4%           261
Wagner Castings Company (d)                       10.4%          481,277             10.4%       305,438
SUDM, Inc.                                         N/A               N/A              N/A            N/A
Alexander City castings Company, Inc.              N/A               N/A              N/A            N/A
Intermet International                             N/A               N/A            100.0%        14,000
Intermet Holding Company                           N/A               N/A              N/A            N/A
Internet et.al.(e)                                16.2%           38,205             16.2%        61,103
                                                         ---------------                    ------------
                                                         $     8,491,464                    $  3,508,536

Noteholders                                        N/A               N/A              N/A            N/A

Note: The allocation of shares and rights set forth above reflects current estimates of claims at each Debtor. Actual distributions may be higher or lower based on the resolution of disputed claims and actual allowed claims at each Debtor.

Note: To the extent general unsecured creditors elect to receive shares and rights in lieu of the Cash Inducement, the Reorganized Company's equity value per share will increase.

Note: Claims are estimated based on data from Administar as of June 2, 2005.

Note: This distribution schedule assumes and incorporates the settlement of substantive consolidation issues described in Section VIII.A.4 of the Disclosure Statement. In particular, this distribution schedule reflects the additional $6.7 million in value that bondholders are providing to non-bondholder general unsecured claimants, pursuant to the settlement, as compared to the value that would have been distributed to such claimants in deconsolidated plans.

(a) If outstanding allowed claims increase or decrease, claimants' recovery may be higher or lower than indicated, provided that the Inducement Cash Pool may he supplemented by proceeds from the purchase of Inducement Cash-Out Shares under the Cash Out Purchase Agreement to the extent that the bondholders elect this treatment under the Plan.

(b) If outstanding allowed claims increase or decrease, claimants' recovery may be higher or lower than indicated, provided that the Convenience Cash-Out Shares may be supplemented by proceeds from the purchase of shares under the Cash Out Purchase Agreement to the extent that the bondholders elect this treatment under the Plan.

(c) Recoveries reflect the equity value of Intermet International, the holding company for Intermet's European operation. Assumes net debt of zero at Intermet International.

(d) Recovery analyses for Wagner Castings Company, Inc. reflect no retiree medical claims. Proposed percentage recoveries available under the Plan of Reorganization to general unsecured creditors and convenience class claimants at the entity will be adjusted downward based on the wing of any such claims in the future.

(e) These claims are assumed to have only a single obligor; this presentation assumes these claims receive treatment equal to the most favorable recovery of claimants at any of the Debtors (i.e., Intermet Corp.).

                                    EXHIBIT C

                      PRIVATE PLACEMENT PURCHASE AGREEMENT

                                    EXHIBIT D

                          CASH-OUT PURCHASE AGREEMENT

                                    EXHIBIT E

                         REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F

                            STOCKHOLDERS' AGREEMENT

                             STOCKHOLDERS AGREEMENT

                                     AMONG

                              INTERMET CORPORATION

                                      AND

                       THE STOCKHOLDERS SPECIFIED HEREIN

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
STOCKHOLDERS AGREEMENT among INTERMET CORPORATION and THE
        STOCKHOLDERS SPECIFIED HEREIN.................................   1

TABLE OF CONTENTS.....................................................   i

INTERMET CORPORATION STOCKHOLDERS AGREEMENT...........................   1

Preamble..............................................................   1

ARTICLE I DEFINITIONS.................................................   1
        1.1     Definitions...........................................   1

ARTICLE II RESTRICTIONS ON TRANSFER...................................   3
        2.1     Transfers Binding Upon Transferees....................   3
        2.2     Restrictions on Transfer..............................   3
        2.3     Agreement to Become Party; Invalid Transfers..........   5
        2.4     Issuance of New Company Shares........................   5
        2.5     Legends...............................................   5

ARTICLE III INFORMATION RIGHTS AND CONFIDENTIALITY....................   6
        3.1     Information Rights....................................   6
        3.2     Confidentiality.......................................   6

ARTICLE IV MISCELLANEOUS..............................................   7
        4.1     Amendment and Waiver..................................   7
        4.2     Severability..........................................   7
        4.3     Entire Agreement......................................   7
        4.4     Successors and Assigns................................   7
        4.5     Counterparts..........................................   8
        4.6     Remedies..............................................   8
        4.7     Notices...............................................   8
        4.8     Delivery by Facsimile.................................   8
        4.9     Descriptive Headings..................................   8
        4.10    Governing Law.........................................   8
        4.11    Submission to Jurisdiction............................   9
        4.12    Agreement Binding and Enforceable.....................   9

                              INTERMET CORPORATION
                             STOCKHOLDERS AGREEMENT

            THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of [EFFECTIVE DATE], among INTERMET Corporation, a Delaware corporation (the "Company"), each of the holders of the Common Stock (as hereinafter defined), as set forth on Schedule 1, and each other holder or potential holder of Common Stock who may be or may become bound by the terms of this Agreement, pursuant to the provisions of Sections 2.3, 2.4, or 4.12 hereof or otherwise (the "Stockholders").

                                    PREAMBLE

            WHEREAS, pursuant to the Plan (as hereinafter defined), each Stockholder listed on Schedule I hereto is receiving from the Company, on the date hereof, the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I hereto; and

            WHEREAS, pursuant to the Plan, the Company and the Stockholders are entering into this Agreement to govern certain of their rights relating to the Common Stock.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 DEFINITIONS. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

            "Agreement" has the meaning set forth in the first paragraph hereof.

            "Beneficial Owner" and "Beneficial Ownership" shall be determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The term "Beneficially Owned" shall have a correlative meaning.

            "Common Stock" means the Common Stock, $[-] par value per share, of the Company.

            "Company" has the meaning set forth in the first paragraph hereof.

            "Company Shares" means any shares of any class or series of capital stock of the Company (or any securities, options, or warrants convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company) held by any Stockholder.

            "Effective Date" means the date and time immediately following the consummation of the Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Person" has the meaning set forth in Section 2.2.

            "Plan" means the Debtors' Plan of Reorganization filed by the Company with the United States Bankruptcy Court of the Eastern District of Michigan, Southern District, on June 24, 2005, as amended, modified and supplemented on or prior to the date hereof.

            "Public Offering" means any public offering of Common Stock registered under the Securities Act.

            "R2 Investments" means R2 Investments, LDC and/or one or more of its related or associated entities.

            "Registrant" has the meaning assigned in Rule 12b-2 under the Exchange Act.

            "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time.

            "Stanfield" means Stanfield Capital Partners LLC and/or one or more of its related or associated entities.

            "Stockholders" has the meaning set forth in the Preamble.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, capital stock possessing the voting power under normal circumstances to elect a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

            "Ten Percent Holder" means, the Beneficial Owner of at least 10% of the outstanding Common Stock on the Effective Date.

"Transfer" has the meaning set forth in Section 2.2 of this Agreement. The terms "Transferee", "Transferor" "Transferred" and other forms of the word "Transfer" shall have correlative meanings.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER

            2.1 TRANSFERS BINDING UPON TRANSFEREES. The terms of this Agreement shall be binding upon any Transferee of any Company Shares.

            2.2 RESTRICTIONS ON TRANSFER. The following restrictions shall apply to any Transfer of any of the Company Shares:

            (a) If an individual, partnership, limited liability company, firm, company, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (each a "Person"'), shall attempt to transfer in any manner whatsoever, including by way of sale, transfer, assignment, conveyance or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, other than a sale, transfer, assignment, conveyance or other disposition to the Company, any of the Company Shares (any such transfer or assignment being a "Transfer"), (provided, however, that a transaction that is a pledge shall not be deemed a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer), then such Transfer shall be void and shall not be recognized by the Company, except as authorized pursuant to this Section 2.2.

            (b) The restrictions contained in this Section 2.2 are for the purpose of ensuring that the Company is not required to become a Registrant under the Exchange Act due to the number of Stockholders. In connection therewith, and to provide for the effective policing of these provisions, a potential transferor or transferee who proposes to effect a Transfer, prior to the date of the proposed Transfer, must submit a request in writing (a "Request") that the Company review the proposed Transfer and authorize or not authorize the proposed Transfer. A Request shall be mailed or delivered to the attention of the Chief Executive Officer and the General Counsel of the Company at the Company's principal place of business or telecopied to the Company's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Company. A Request shall include (i) the name, address and telephone number of the proposed transferee, (ii) a description of the interest proposed to be Transferred by the proposed transferee, (iii) the date on which the proposed Transfer is expected to take place, (iv) the name of the proposed transferor of the interest to be Transferred, (v) the percentage of the proposed transferor's Company Shares to be Transferred and (vi) a Request that the Company authorize, if appropriate, the Transfer and inform the proposed transferor and transferee of its determination regarding the proposed Transfer. Each such Request shall be reviewed, on behalf of the Company, by the Company's General Counsel or, if the Company does not have a General Counsel at the time of such Request, by the Chief Executive Officer of the Company (such reviewing executive hereinafter referred to as the "Reviewer"). Subject to subparagraph (c) hereof, the Reviewer shall conclusively determine whether to authorize or reject the proposed Transfer, and shall promptly, and in any event within thirty (30) days after receipt of (i) a properly completed Request and (ii) any additional information the Reviewer may request pursuant to Section 2.2(c), inform the proposed transferee or transferor making the Request of such determination.

            (c) Notwithstanding anything to the contrary set forth in this
Section 2.2, the Reviewer shall authorize, within twenty (20) days after receipt of a Request and any additional information the Reviewer may request pursuant to this Section 2.2(c): (i) any proposed Transfer by a Stockholder of the Company to another Stockholder of the Company; and (ii) any proposed Transfer of all of the Company Shares owned by the proposed transferor to a Person who is treated as a single record holder under the Exchange Act. The Reviewer shall reject any proposed Transfer that the Reviewer determines in good faith could cause the Company to be required to become a Registrant under the Exchange Act due to the number of Stockholders. For the avoidance of doubt, the Reviewer shall address requests for Transfers contemplated in the order in which the Requests are received. In deciding whether to approve any proposed Transfer, the Reviewer may seek the advice of outside counsel to the Company and may request all relevant additional information from the proposed Transferor and/or the Transferee necessary to make her or his determination. The Reviewer may rely in good faith upon any advice so provided and on information provided in the Request or pursuant to this Section 2.2(c).

            (d) Any Transfer attempted to be made in violation of this Section
2.2 will be null and void. The proposed transferee shall not be entitled to any rights of stockholders of the Company, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions, with respect to the Company Shares that were the subject of such attempted Transfer.

            (e) In addition to any remedies available to the Company under applicable law or in equity, after learning of a Transfer not in compliance with this Section 2.2 the Company shall demand the immediate surrender, or cause to be immediately surrendered, to the Company, all certificates representing the Company Shares that were the subject of such attempted transfer, or any proceeds received upon a sale of such Company Shares, and any dividends or other distributions made after such noncompliant transfer with respect to such Company Shares, if any. Any such surrendered certificates shall be destroyed. If any such certificates are not immediately surrendered, the Company shall cancel such certificates, or cause such certificates to be cancelled, on the stock transfer records and other records of the Company. Any shares attempted to be transferred pursuant to a destroyed or cancelled certificate shall continue to be registered in the name of the purported Transferor. Nothing in this subparagraph (e) shall be deemed inconsistent with the Transfer of such securities being deemed null and void pursuant to subparagraph (d) hereof.

            (f) The Company may require, as a condition precedent to the registration of the Transfer of any of the Company Shares or the payment of any distribution on any of the Company Shares, that the proposed transferor and transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Shares. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Chief Executive Officer under the direction of the Board of Directors to be necessary or advisable to implement this Section 2.2, including, without limitation, instructing the transfer agent not to register any Transfer of Company Shares on the Company's stock transfer records if it has knowledge that such Transfer is prohibited by this Section 2.2, and/or authorizing such transfer agent to require an affidavit from a transferee or transferor regarding such Person's ownership of Company Shares and other evidence that a Transfer will not be prohibited by this Section 2.2, as a condition to registering any Transfer.

            (g) Nothing contained in this Section 2.2 shall limit the authority of the Company, its executive officers or the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to ensure that the Company is not required to become a Registrant under the Exchange Act due to the number of Stockholders.

            (h) The provisions of this Section 2.2 shall terminate upon the earliest of (i) any Public Offering of Common Stock, (ii) the filing by the Company of a registration statement pursuant to Section 12(g) of the Exchange Act, and (iii) such time as the Board of Directors determines that the provisions of this Section 2.2 are no longer necessary for the preservation of the Company's status as a non-reporting company under the Exchange Act.

            (i) This Section 2.2 shall not apply to the Transfer of any Common Stock offered and sold by a Stockholder in conjunction with a Public Offering. Upon completion of a Public Offering, the holder of any certificate representing any Common Stock offered or sold in conjunction with such Public Offering shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing either of the legends required under Section 2.5.

            2.3 AGREEMENT TO BECOME PARTY; INVALID TRANSFERS. No Stockholder may Transfer any Company Shares unless, prior to the consummation thereof, such Stockholder delivers to the Company a counterpart or joinder of this Agreement executed by the Transferee of such Company Shares.

            2.4 ISSUANCE OF NEW COMPANY SHARES. Prior to any issuance of Company Shares (other than pursuant to a Public Offering) to any Person who is not already a Stockholder, the Company shall cause such Person to execute and agree to deliver to the Company a counterpart or joinder of this Agreement.

            2.5 LEGENDS. (a) Each certificate evidencing Company Shares subject to the terms hereof and each certificate issued in exchange for or upon the Transfer of any such Company Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF [-], 2005, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES (THE "COMPANY") AND ITS STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE

            BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Subject to the prior approval of the Board of Directors, the holder of any certificate representing Company Shares and bearing such legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth above.

(b) In addition, each certificate evidencing Company Shares issued to a Ten Percent Holder shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

A holder of a certificate representing shares of Company Shares and bearing such legend shall be entitled to have a new certificate issued without such legend upon delivery to the Company of an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required to ensure compliance with the Securities Act.

                                   ARTICLE III
                     INFORMATION RIGHTS AND CONFIDENTIALITY

            3.1 INFORMATION RIGHTS. After the end of each fiscal year, the Company shall provide to each Stockholder that shall request such information in writing (so long as such information may be provided by the Company without unreasonable effort or expense), an audited balance sheet of the Company as of the end of such fiscal year, and an audited statement of income and statement of cash flows of the Company for such year, in each case prepared in accordance with generally accepted accounting principles and setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, and audited by the Company's independent public accountants.

            3.2 CONFIDENTIALITY. Each Stockholder agrees to use commercially reasonable efforts (equivalent to the efforts such Stockholder applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all information regarding the Company and its business provided to such Stockholder by the Company pursuant to Section 3.1 or otherwise for a period of two years following receipt thereof, except that such Stockholder may disclose such information: (a) to its authorized representatives, so long as such authorized representatives have agreed in writing to comply with the covenant contained in this Section 3.2 (b) in connection with any Transfer or proposed Transfer to any bona fide proposed Transferee that has agreed in writing to comply with the covenant contained in this Section
3.2 (and any such bona fide proposed Transferee may disclose such information to its authorized representatives, so long as such authorized representatives have agreed in writing to comply with the covenant contained in this Section 3.2)
(c) as required or requested by any governmental authority or compelled by any court decree, subpoena or legal or administrative order or process; (d) in connection with the exercise of any right or remedy under this Agreement or in connection with any action, claim, lawsuit, demand, investigation or proceeding to which such Stockholder is a party before any governmental authority or before any arbitrator or panel of arbitrators; or (e) that ceases to be confidential through no fault of such Stockholder.

                                   ARTICLE IV
                                  MISCELLANEOUS

            4.1 AMENDMENT AND WAIVER. This Agreement may only be modified or amended, and the provisions hereof may be waived, by an instrument in writing signed by the Company and approved by the Board of Directors, provided, however, that: (a) any amendment, modification or waiver that would adversely affect the rights or obligations of all Stockholders under Sections 2.2 and 3.1 hereof shall not be effective without the prior written consent of the holders of at least 66.6% of all shares of Common Stock then issued and outstanding; (b) any amendment, modification and waiver that would adversely affect the rights or obligations of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights or obligations hereunder of all Stockholders, shall not be effective as to such Stockholder without its prior written consent; and (c) the Company may automatically amend Schedule 1 hereto and may distribute such amended Schedule 1 to each of the Stockholders upon any change in any Stockholder's information thereon, such as a change in the Stockholder's notice information or a change required as a result of a Transfer of Common Stock by a Stockholder in accordance with this Agreement, or a change required as a result of the addition of additional Stockholders in accordance with Section 2.3 or
Section 2.4. Any waiver of any provision of this Agreement must be granted in writing by the party granting such waiver.

            4.2 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            4.3 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            4.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and their respective successors and permitted assigns, subject to the restrictions on transfer set forth herein.

            4.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            4.6 REMEDIES. The Company and the other Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            4.7 NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule 1 hereto and to any subsequent holder of Company Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

            INTERMET Corporation
            5445 Corporate Drive
            Suite 200
            Troy, Michigan 48098
            Attn: Chief Executive Officer and General Counsel

            4.8 DELIVERY BY FACSIMILE. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

            4.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            4.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

            4.11 SUBMISSION TO JURISDICTION. The Company and each Stockholder hereby irrevocably submit to any suit, action or proceeding arising out of or related to this Agreement to the exclusive jurisdiction of any court of the State of Delaware located in Wilmington and waive any and all objections to jurisdiction that they may have under the laws of the State of Delaware or the United States and any claim or objection that any such court is an inconvenient forum.

            4.12 AGREEMENT BINDING AND ENFORCEABLE. This Agreement shall be binding on and enforceable by each holder of Common Stock that shall receive such Common Stock pursuant to the terms of the Plan, to the same extent and with the same effect as if such holder shall have executed and delivered this Agreement as of the date hereof, irrespective of whether: (a) such holder is a signatory hereto; (b) such holder's name is set forth on Schedule 1 hereto; and
(c) such holder shall receive the certificate or certificates evidencing such Common Stock on or after the Effective Date. Upon the written request of the Company, each holder of Common Stock that is not a signatory to this Agreement agrees to execute and deliver to the Company a counterpart or joinder to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                INTERMET CORPORATION

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                [Name of Stockholder]

                                                By: ____________________________
                                                    Name: ______________________
                                                    Title: _____________________

                                                [Name of Stockholder]

                                                By: ____________________________
                                                    Name: ______________________
                                                    Title: _____________________

                                                [Name of Stockholder]

                                                By: ____________________________
                                                    Name: ______________________
                                                    Title: _____________________

                                                [Name of Stockholder]

                                                By: ____________________________
                                                    Name: ______________________
                                                    Title: _____________________

                   [Signature Pages to Stockholders Agreement]

                                   SCHEDULE 1
                                  STOCKHOLDERS

NAME AND ADDRESS OF                     SHARES OF
   STOCKHOLDER                         COMMON STOCK
-------------------                    ------------
___________________                ____________________
___________________                ____________________
___________________                ____________________
___________________                ____________________
___________________                ____________________

                                    EXHIBIT G

                   ARTICLES AND BYLAWS OF REORGANIZED DEBTORS

                                    EXHIBIT H

           ARTICLES AND BYLAWS OF REORGANIZED WAGNER CASTINGS COMPANY

                                    EXHIBIT I

                                AVOIDANCE ACTIONS

                                    EXHIBIT J

                                CAUSES OF ACTION

                                    EXHIBIT K

                                 KEY EMPLOYEES

                                    EXHIBIT L

                          REJECTED EXECUTORY CONTRACTS

                                    EXHIBIT M

                              CURE AMOUNT SCHEDULE

                                    EXHIBIT N

                               CONFIRMATION ORDER